Exhibit 10.13

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS

DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR

CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED

WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE

CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION.

SERVICE AGREEMENT

THIS SERVICE AGREEMENT is made and entered into this 10th day of March 2008 (the “Effective Date”), by and between PLANET PAYMENT (HONG KONG) LTD , a Hong Kong company with its principal place of business at 21/F Asia Orient Tower, Town Place, 33 Lockhart Road, Wan Chai, Hong Kong, SAR (“Planet Payment”) and GLOBAL PAYMENTS ASIA PACIFIC PROCESSING COMPANY LIMITED a Hong Kong company with its principal place of business at 4607-11, The Center, 99 Queens Road Central, Central Hong Kong, SAR (“GPPC”).

Recitals of Fact

WHEREAS, Planet Payment provides certain multi-currency processing and related technology services to acquirers, processors and their merchants including the dynamic currency conversion services as described herein; and

WHEREAS, an Affiliate of GPPC is currently a party to an arrangement with Member under which Member, acting as Acquirer, will provide certain merchant acquiring and card processing services to Acquirer Merchants in the People’s Republic of China and such Affiliate will provide certain advisory and consultancy services related to sales and marketing, and other services related to such merchant acquiring and card processing services (although it is intended that upon obtaining regulatory approval GPPC or its Affiliate may act as Acquirer and provide such merchant acquiring and card processing services to the Acquirer Merchants); and

WHEREAS, on behalf of such Affiliate, GPPC desires to contract with Planet Payment, and Planet Payment desires to contract with GPPC, in order for Acquirer to provide dynamic currency conversion to the Acquirer Merchants.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Planet Payment and GPPC hereby agree as follows:

AGREEMENT

1.                                       DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a)                         Account Security Program shall mean Visa’s Card Information Security Protection (CISP) and Account Information Security (AIS) programs, MasterCard’s Site Data Protection (SDP) Program, including the Payment Card Industry Data Security Standards (PCI) and any analogous account information security program of any other Card Association whose Cards are included in the Program, as those account information security programs may be modified or replaced by the applicable Card Association from time to time, as well as any account or personal information security program that is imposed by any applicable governmental authority.

(b)                        Acquirer shall mean (i) Member, if GPPC (or its Affiliate) is not a party to the merchant agreement with Acquirer Merchant, or (ii) GPPC, if GPPC (or its Affiliate) is a party to the merchant agreement with Acquirer Merchant

(c)                         Acquirer Indemnified Person(s) shall have the meaning ascribed to it in Section 8.1.

(d)                        Acquirer Merchant shall mean any Merchant having a merchant agreement with (i) Member, or (ii) GPPC (or an Affiliate of GPPC), or (iii) GPPC (or an Affiliate of GPPC) and Member jointly.

(e)                         Acquirer Platform shall mean the processes, procedures, computer software, hardware and related equipment, including its merchant accounting system, as well as any additional elements of Acquirer’s authorization and communications network infrastructure, other than the Planet Payment Platform, used by Acquirer to receive, route, process, clear, account, convert, manage and store data relating to card Transactions, provided, operated or maintained by Acquirer directly or by third parties under contract with Acquirer and, where applicable, Acquirer Platform includes such processes, procedures, computer software, hardware and related equipment which are made available for use on behalf of Acquirer pursuant to a contract between Acquirer and another acquirer or processor.

(e)                       Acquirer Program or the “Program” shall mean Acquirer’s processing services as enhanced by Planet Payment in order for Dynamic Currency Conversion services to be provided to current and prospective Acquirer Merchants pursuant to this Agreement.

(f)                         Acquirer Settlement Amount shall mean the amount received by or on behalf of the Acquirer from the Card Association with respect to a Transaction before deduction of any amount in respect of Interchange or fees charged by the Card Association in respect of that Transaction.

(g)                      Affiliate shall mean, with respect to a party, an entity that, directly or indirectly, controls, is controlled by, or is under common control with, such party.

(h)                      Agreement shall mean this agreement, together with all schedules annexed thereto and forming part thereof.

(i)                          Approved Currency shall mean those foreign currencies for which the Program is available to Acquirer Merchants in the Designated Territory, as set forth in Schedule 3 attached hereto, which may be amended from time to time as agreed to in advance by the parties.

(j)                          Approved Quotation Standard shall mean the mutually agreed source for quotation of currency conversion rates used by Planet Payment as the standard for conversion rates in the Program.  Unless otherwise agreed to in advance in writing by the parties, the currency conversion rates as announced or published on each Banking Day by Visa and MasterCard in their Base II and VSS systems and GCMS systems, respectively, and in effect for the relevant banking day, shall be the Approved Quotation Standard for Visa Transactions and MasterCard Transactions, respectively.

(k)                       Base Conversion Rate shall mean the currency conversion rate announced or published by the Approved Quotation Standard for the Approved Currency in which the Cardholder’s Card is denominated that is applicable on the date of the Transaction.

(l)                          Banking Day  shall mean each day on which banks generally are open for business in the Designated Territory.

(m)                    BIN shall mean Bank Identification Number as defined by applicable Visa Rules.

(n)                      Card shall mean a debit or credit card that is either a MasterCard Card or a Visa Card or another branded credit or debit card, which the parties may agree in writing to include in the Program.

(o)                      Card Association shall mean MasterCard, Visa and any other organization that issues or authorizes the issuance of a Card.

(p)                      Cardholder shall mean the authorized user of a Card.

(q)                      Cardholder Settlement Amount shall mean the amount submitted for clearing and settlement to the applicable Card Association with respect to a Transaction, which for a DCC Transaction shall be an amount equal to the Purchase Amount as converted, at the Effective Exchange Rate, into the Approved Currency in which the Cardholder’s Card is denominated, and for any other Transaction shall be an amount equal to the Purchase Amount. The Cardholder Settlement Amount is the amount that is submitted to the Card issuer and should appear on a Cardholder’s billing statement with respect to a Transaction.

(r)                         Chargeback shall mean a reversal of a debit or credit Transaction initiated by an issuer of a Card, as more specifically defined and set out in the Rules.

(s)                       Confidential Information shall have the meaning set forth in Section 12.1.

(t)                         Credit shall mean a transaction that results in a positive adjustment to a Cardholder’s account, initiated by a Merchant.

(u)                      Currency Conversion Mark-up shall mean the percentage set by the Acquirer and referred to in Section 4.1.

(v)                      DCC Transaction shall mean a Foreign Transaction in which: (i) the Card presented for payment is denominated in an Approved Currency; (ii) the Cardholder chooses to effect the Transaction in such Approved Currency; and (iii) Acquirer acquires the Transaction pursuant to this Agreement under Member’s Card Association license to acquire Transactions in the relevant Designated Territory, excluding such Transactions which the parties may mutually agree shall be excluded from the Program (e.g. Transactions involving cards from particular issuers)

(w)                    Designated Territory shall mean [*].

(x)                        Domestic Transaction shall mean a Transaction initiated using a Card that is denominated in the Merchant’s Local Currency, as well as a Transaction initiated using a Card issued in the same Designated Territory as the Merchant Outlet at which the Transaction occurs.

(y)                      Dynamic Currency Conversion or “DCC” shall mean the conversion at the Point of Sale of the Merchant’s Local Currency into a different billing currency, as agreed upon by the Cardholder and Merchant, in accordance with applicable Card Association Rules.

(z)                        Effective Exchange Rate shall be calculated by multiplying the Base Conversion Rate by the Currency Conversion Mark-up and adding such product to the Base Conversion Rate.

(aa)                 EMV Compliant shall have the meaning defined in the Visa and MasterCard Rules respectively, as may be applicable.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(bb)               Foreign Transaction shall mean a Transaction initiated using a Card that is denominated in a currency other than the Merchant’s Local Currency (excluding Cards issued in the same Designated Territory as the Merchant Outlet at which the Transaction occurs).  Foreign Transactions include DCC Transactions, Opt Out Transactions, and Non-Approved Currency Transactions.

(cc)                 GPPC Revenue shall mean the amount of Net FX Margin payable to GPPC hereunder as set forth in Section 4.2(b) hereof.

(dd)               Gross FX Margin shall mean with respect to any DCC Transaction, the amount by which the Acquirer Settlement Amount differs from the Purchase Amount for that DCC Transaction; PROVIDED THAT if the Acquirer Settlement Amount is denominated in a different currency to the Merchant’s Local Currency, then for the purpose of calculating the Gross FX Margin, the Purchase Amount shall mean the amount of a Transaction converted into the currency in which the Acquirer Settlement Amount is denominated, using the currency conversion rate announced or published by the Approved Quotation Standard that is applicable on the Transaction date.

(ee)                 Infringement Claim shall mean any actual or threatened claim, suit or proceeding alleging that any aspect or component of, or process used in connection with or relating in any way to, (i) the Planet Payment Platform, (ii) the Planet Payment Processing Services (including all software used in connection therewith), (iii) the Planet Payment Switch, (iv) the Planet Payment Merchant Accounting System, (v) Planet Payment IP, (vi) any specifications for software applications applicable to any POS terminals which specifications are developed or provided by Planet Payments, including, but not limited to, the POS Terminal and Planet Payment terminal switch specification, or (vii) any product or process that incorporates any of the above, infringes any copyright, patent, trade secret or other intellectual property or industrial property right of any third party, whether by way of direct infringement, contributory infringement, inducement of infringement, or joint infringement.

(ff)                     ICA shall mean Interbank Card Association number as defined by MasterCard Rules.

(gg)               Interchange shall mean the charges levied by Visa or MasterCard for the processing of transactions, as more fully described in the Rules.

(hh)               Interchange Differential shall have the meaning ascribed to it in Section 4.6.

(ii)                       IP shall mean: (i) patents, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) inventions, discoveries, ideas, processes, formulae, methods, schematics, intellectual property, know-how, computer software programs (including, without limitation, source code, operating systems, applications, documentation, specifications, files, and other materials related thereto), published and unpublished works of authorship, data and databases, (iii) other tangible or intangible proprietary or confidential information and materials, and (iv) all applications for or registrations of any of the foregoing and all rights in or to any of the foregoing including, without limitation, under licenses or other arrangements with other persons.

(jj)                       MasterCard Card shall mean a Card issued by a financial institution under the service marks of MasterCard.

(kk)                 MasterCard shall mean MasterCard, Incorporated (a Delaware corporation).

(ll)                       Member shall mean the Hongkong [*], or such other Card Association member that is providing BIN/ICA sponsorship and other services in connection with the Program, as notified to Planet Payment in writing a reasonable time prior to the change to such member.

(mm)           Merchant shall mean an entity that is permitted to accept Cards as a means of payment for goods and services and where applicable to disburse cash in connection with the sales of such goods and services, in accordance with the applicable Rules.

(nn)               Merchant’s Local Currency shall mean Chinese RMB Yuan.

(oo)               Merchant Outlet shall have the meaning defined in the Visa Rules.

(pp)               Merchant Revenue shall have the meaning as defined in Section 4.2(a).

(qq)                 Merchant Settlement Amount shall mean the amount payable to an Acquirer Merchant in respect of a Transaction pursuant to the merchant services agreement between the Acquirer Merchant and Acquirer, before deduction of any amount by the Acquirer pursuant to the merchant services agreement for the processing of such Transaction, as reported to Acquirer by Planet Payment pursuant to this Agreement.  Amounts deducted shall include for this purpose all Interchange and assessments charged by the Card Association, with respect to such Transaction, whether or not separately billed to the Acquirer Merchant.

(rr)                       Net FX Margin shall equal the Gross FX Margin less Merchant Revenue and Program Costs.

(ss)                   Non-Approved Currency Transaction shall mean a Foreign Transaction in which the Card presented for payment is denominated in a currency that is not an Approved Currency.

(tt)                       Opt Out Transaction shall mean a Foreign Transaction that is eligible to be processed as a DCC Transaction but where the Cardholder does not choose to

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

complete the Transaction in the currency of the Card.  Opt Out Transactions are effected in the Merchant’s Local Currency.

(uu)                 PABP shall mean Visa’s Payment Application Best Practices from time to time in effect.

(vv)               Person or person shall mean any individual or entity other than a party.

(ww)           Planet Payment Merchant Accounting System or MAS shall mean the processing system owned and operated by Planet Payment that incorporates methodologies to make a financial record of Transactions as between an Acquirer Merchant, Acquirer and a Card Association; calculates and effects settlement of payments, costs, and adjustments with respect to Transactions; prepares statements concerning payments, costs, and adjustments with respect to Transactions; and has such other features related to the reconciliation, reporting and settlement of Transactions as may be required by Planet Payment.  The Planet Payment Merchant Accounting System is part of the Planet Payment Platform.

(xx)                   Planet Payment Platform shall mean the processes, procedures, systems, computer software, hardware and related equipment (including the Planet Payment Merchant Accounting System) used (a) to receive, route, process, clear, account, convert, manage and store data relating to single or multi-currency Card Transactions pursuant to the terms and conditions as contained herein (including Planet Payment Switch and Multi-Currency Processing technology, and the software that identifies the currency of the Card, however that identification is accomplished) and (b) used in performing any of the services hereunder, including the Planet Payment Processing Services that are provided, operated or maintained by Planet Payment directly or by third parties under contract with Planet Payment.

(yy)               Planet Payment Processing Services shall mean the authorization, clearing and settlement processes to be effected by Planet Payment for purposes of the Acquirer Program, with respect to Transactions presented to Planet Payment by Acquirer, and shall include provision of the Planet Payment Switch.

(zz)                   Planet Payment Revenue shall mean the amount of Net FX Margin payable to Planet Payment hereunder.

(aaa)           Planet Payment Switch shall mean Planet Payment’s authorization host and POS interface system, including Planet Payment’s FX Filter™.

(bbb)        Point of Sale or POS shall mean the Merchant’s system, or device for dealing with Cardholders and effecting Transactions, including but not limited to a Card terminal, integrated sales property, point of sale management solution, or Internet website interface.

(ccc)           Presentment Gain shall mean a Settlement Gain created in a DCC Transaction not presented to Planet Payment in a timely manner as prescribed in Section 4.3(b).

(ddd)        Presentment Loss shall mean a Settlement Loss created in a DCC Transaction not presented to Planet Payment in a timely manner as prescribed in Section 4.3(b).

(eee)           Program Costs shall mean the costs incurred directly or indirectly by GPCC for the purposes of the Acquirer Program as set forth in this Agreement and in Schedule 1 including, but not limited to, those related to the [*], all fees and costs incurred [*], and any other fees referenced herein or on Schedule 1 as Program Costs.

(fff)                 Purchase Amount shall mean the amount of a Transaction denominated in the Merchant’s Local Currency.

(ggg)        Rules shall mean the bylaws, rules, regulations and procedures imposed by a Card Association, as they may be amended or supplemented from time to time.

(hhh)        Service Level Standards shall mean the service level standards set forth in Schedule 2.

(iii)                    Settlement Gain shall mean the amount by which the Gross FX Margin exceeds the Target FX Margin.

(jjj)                    Settlement Loss shall mean the amount by which the Target FX Margin exceeds the Gross FX Margin.

(kkk)           Target FX Margin shall mean the Purchase Amount multiplied by the Currency Conversion Mark-up.

(lll)                    Term shall have the meaning set out in Section 7.1 hereof.

(mmm)  Timing Chart shall have the meaning set out in Exhibit A to Schedule 2.

(nnn)        Transaction shall mean the purchase, or return for refund, by a Cardholder of goods or services at a Merchant by use of a Card, or a cash disbursement with such purchase (if and to the extent permitted by the Rules) by use of a Card.

(ooo)        VAR shall mean a value added reseller, including any gateway, terminal or point of sale provider, that facilitates the authorization or clearing of Transactions for the purposes of the Program.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ppp)        Visa shall mean Visa, Inc. (a Delaware corporation) and its subsidiaries and Visa Europe (a membership association).

(qqq)        Visa Card shall mean a Card that has been issued by a financial institution under the service marks of Visa.

The terms defined in this Section 1 have the correlative meanings when used in the singular or plural, as the context requires or implies.  References in this Agreement to articles, sections, subsections and schedules are to articles, sections, subsections and schedules of this Agreement unless specifically stated otherwise.  Other defined terms applicable to this Agreement may appear in the schedules or elsewhere in this Agreement.

2.                                       DYNAMIC CURRENCY CONVERSION PROGRAM

During the Term, Planet Payment shall provide the services described herein for use in connection with the DCC Transactions of Acquirer Merchants located in the Designated Territory.  Planet Payment shall provide the services described herein in compliance with the provisions of this Agreement and with mutually agreeable specifications. The terms of this Agreement shall control in the event there is a conflict between the terms of this Agreement and the mutually agreeable specifications. The obligations in this Agreement are subject to completion of implementation of the Program in accordance with a project implementation plan to be mutually agreed upon and both parties agree to use commercially reasonable efforts to complete such plan within a reasonable time after the date hereof and to complete the implementation, in accordance with the time-scales which will be set forth in such plan (as the same may be amended by mutual agreement from time to time).  Planet Payment acknowledges that GPPC is dependent upon Member to perform certain obligations with respect to the Program.  GPPC shall use commercially reasonable efforts to get Member to comply but Planet Payment acknowledges that GPPC has no control over Member’s actions and shall not be in breach of this Agreement if Member does not comply

The following is a description of some of the services in the context of a Transaction:

2.1                                 An Acquirer Merchant prices its goods or services in the Merchant’s Local Currency, and a Cardholder decides to purchase such goods or services and presents his Card.

2.2                                 The Acquirer Merchant swipes the Cardholder’s Card on a POS terminal that is enabled with software to allow for the processing of DCC Transactions.  The POS terminal application determines whether the Transaction is a Foreign Transaction or Domestic Transaction without reference to any currency table.  All Foreign Transactions will initially be routed to Planet Payment via the existing network infrastructure, communications links, and interfaces owned by Acquirer (or third person) and in mutually agreed formats.  Domestic Transactions will not be routed to Planet Payment, but instead will be routed by the POS terminals via the Acquirer’s existing network to the Acquirer, and all such Domestic Transactions shall be authorized, cleared and settled by Acquirer (or a third person). Planet Payment will not be entitled to any compensation hereunder for Domestic Transactions.

2.3                                 Prior to submission to the applicable Card Association for authorization and clearing, Planet Payment will identify all Foreign Transactions routed to it by the Acquirer Merchants’ POS terminals as either eligible for processing as a DCC Transaction, or not (i.e., Non-Approved Currency Transactions).  If Planet Payment determines that a Foreign Transaction is a Non-Approved Currency Transaction, prior to submission to the applicable Card Association for authorization, it shall route such Non-Approved Currency Transaction to the Acquirer, where it shall be authorized, cleared, and settled by Acquirer (or a third person). Planet Payment will not be entitled to any compensation hereunder for Non-Approved Currency Transactions.

2.4                                 Planet Payment shall convert the Purchase Amount of all DCC-eligible Transactions (i.e., Foreign Transactions except Non-Approved Currency Transactions) to the Approved Currency in which the particular Card is denominated at the “Effective Exchange Rate,” which shall be calculated by multiplying the Base Conversion Rate by the Currency Conversion Mark-up, and adding such product to the Base Conversion Rate.  An example of this calculation is shown in Schedule 4, which yields the potential “Cardholder Settlement Amount.”  The Cardholder Settlement Amount, along with the Effective Exchange Rate, shall then be communicated by Planet Payment back to the Merchant for communication to the Cardholder in accordance with the Rules applicable to DCC.  This step typically occurs prior to submitting an authorization request to the applicable Card Association, subject to exceptions mutually agreed to by the parties.

2.5                                 If the Cardholder does not choose to complete the Transaction in the Approved Currency of the Card, the Transaction becomes an Opt Out Transaction.  Planet Payment shall, prior to submission to the applicable Card Association for authorization, route all such Opt Out Transactions to the Acquirer, where they shall be authorized, cleared, and settled by Acquirer (or a third person). Planet Payment will not be entitled to any compensation hereunder for Opt Out Transactions.

2.6                                 If the Cardholder chooses to complete the Transaction as a DCC Transaction, Planet Payment will submit an authorization request for such DCC Transaction to the applicable Card Association utilizing Planet Payment’s Visa or MasterCard authorization interface, in an amount equal to the Cardholder Settlement Amount (in the Approved Currency of the Card).

2.7                                 All approvals and declines of authorization requests for Transactions shall be routed by Planet Payment to the Acquirer Merchant.

2.8                                 For DCC Transactions that are authorized by the relevant Card Association, each Acquirer Merchant will initiate Transaction batch closings from its POS terminal.  The Planet Payment Switch will receive the batch close command and will prepare the Transactions for clearing to the Planet Payment Merchant Accounting System.  The Planet Payment Merchant Accounting System will receive inbound Transaction clearing files from the Planet Payment Switch and will out-process the Transactions to Visa and MasterCard through Planet Payment’s Platform in the Cardholder Settlement Amount.

2.9                                 Once the DCC Transaction has been cleared to the issuer of the Card, the Card Association will settle the Transaction by funding the BIN/ICA account established for Transactions processed by the Planet Payment Platform in the Designated Territory in the Acquirer Settlement Amount.  The Acquirer Settlement Amount may differ from the amount submitted to the Card Association for authorization, due to exchange rate fluctuations between the time of authorization and the time of settlement.  Such fluctuation creates a Settlement Gain or Settlement Loss, explained further in Section 4.3(a).

2.10                           Planet Payment will provide to Acquirer payment information files or payment instructions (at the option of the GPPC and in accordance with GPPC’s reasonable specifications) on each Banking Day regarding the Acquirer Settlement Amount and the Merchant Settlement Amount for each DCC Transaction including the Merchant Settlement Amount in the Merchant’s Local Currency.

2.11                           In the case of a retrieval request, Planet Payment will receive the information from the applicable Card Association. Planet Payment will provide such information to Acquirer on the same day as it is received in the daily chargeback and retrieval report via PWEB.

2.12                           In the case of a Chargeback, Planet Payment will receive Chargeback data from the applicable Card Association.  Planet Payment will provide such information to Acquirer within 24 hours after receipt thereof from the relevant Card Association, in the daily chargeback and retrieval report via PWEB. Planet Payment reports and data files shall include the Cardholder Settlement Amount, the Acquirer Settlement Amount and the Merchant Settlement Amount.  For Visa chargebacks, the Acquirer Settlement Amount and Merchant Settlement Amount will be shown in the settlement currency of the BIN.  For MasterCard Chargebacks the Acquirer Settlement Amount and Merchant Settlement Amount will be shown in USD.  All representments shall be submitted in accordance with Card Association procedures and the Rules.  At Acquirer’s option, Planet Payment may create a debit (or credit) entry to the Merchant at the time the Chargeback is received from the Card Association. If this option is elected, the entry for the Chargeback would be in the payment information file. If Acquirer does not elect to have Planet Payment charge the Acquirer Merchant directly, Acquirer may charge the Acquirer Merchant for the Chargeback via Planet Payment’s PWEB system or through any other method elected by Acquirer. Planet Payment will process any such adjustment received from Acquirer through the payment information file.

2.13                           If Acquirer chooses to re-present the Chargeback, it may use Planet Payment’s re-presentment interface to effect the re-presentment.  Acquirer can choose whether or not to fund the Acquirer Merchant. Planet Payment will out-process the re-presented sales (or credits) and identify them in the processing and settlement reporting. Planet Payment will provide a report on re-presented transactions to Acquirer. Planet Payment will submit re-presentment Transactions within 24 hours of receipt.  Planet Payment will report cleared and settled re-presentments as part of its reconciliation reporting.

2.14                           To account for all Transactions processed by Planet Payment and to ensure accurate funding to Acquirer Merchants, Planet Payment, and GPPC, Planet Payment shall provide to

Acquirer the reconciliation information suitable to balance and reconcile the Visa BIN and MasterCard ICA settlement on each Banking Day, in accordance with Acquirer’s reasonable requirements.

3.                                       RESPONSIBILITIES

3.1                                 BINS and ICAs.  GPPC will coordinate with Member to make available a separate BIN and ICA to process and receive settlement funding of all DCC Transactions processed by Planet Payment in the Designated Territory. The costs of the procurement of such BIN and ICA, as well as any annual fees associated with such BIN and ICA, will accrue to the Program Costs.  Planet Payment shall provide reasonable assistance to Member in applying for the relevant BINs and ICAs and shall configure them as necessary to provide the Acquirer Program and to implement Acquirer’s reporting requirements for Visa and MasterCard Transaction settlement.  Planet Payment agrees that such BINs and ICAs shall be used exclusively for the benefit of the Acquirer.  At no time shall Planet Payment have access to any settlement proceeds relating to any BIN or ICA associated with Acquirer or any member.

3.2                                 POS Modifications, Certifications and Costs; Interchange Compliance Upgrades

(a)                                  Planet Payment represents and warrants to GPPC that the following POS terminal models and applications have been certified for use with the Program in the Designated Territory and is compatible with the Acquirer Platform: Hypercom T2100 and Spectra S9090.  At no charge, Planet Payment shall provide reasonable assistance to the providers of POS terminals used by the Acquirer Merchants in developing applications for additional POS terminal models for use with the Program in the Designated Territory, as well as any necessary modifications to POS devices and applications in order to enable them to operate with the Program. The POS Terminal and Planet Payment terminal switch specification is available free of charge upon request. Planet Payment shall ensure that (a) such applications or modifications thereto meet its certification standards; and (b) the specifications provided by Planet Payment are compatible with the Acquirer Platform, are EMV Compliant (or will be when EMV compliance is required in the Designated Territory), and comply with the Account Security Program, PABP and the Rules and in particular, but without limitation include a specification for the receipt to be printed at the POS terminal for DCC Transactions, which is compliant with the Rules relating to DCC. Planet Payment shall certify such applications and modifications to the Planet Payment Platform.  There shall be no charge for any certification provided in the foregoing sentence. Any costs incurred directly or indirectly by GPPC in connection with this Section 3.2 shall accrue to the Program Costs.

(b)                                 Planet Payment agrees that it shall have no ownership of, or proprietary interest in, any software application developed for the POS devices in connection with the Program, including any modifications thereto, and that all such ownership and proprietary interest shall reside with GPPC (or its Affiliate) or the POS manufacturer, as the case may be.  Nothing herein shall imply any transfer of Planet Payment’s IP by virtue of delivery of specifications for software applications to GPPC (or its Affiliate) or any POS manufacturers. Nothing herein shall imply that Planet Payment shall not be responsible for an Infringement Claim arising out of any software application referred to above in accordance with the provisions of Section 8.1.

(c)                                  In the event that any Acquirer Merchant or Acquirer chooses to use any VAR solution or services in connection with the processing of the DCC Transactions, Planet Payment shall allow such VAR to connect to the Planet Payment Platform at no cost, which shall include the provision of applicable specifications, technical assistance in the implementation of the VAR, and all testing and certification required, provided that (a) such VAR connection shall not require Planet Payment to undertake any development to the Planet Payment Platform; and (b) such VAR connection shall not require Planet Payment to process or route Domestic Transactions, Opt-Out Transactions or Non-Approved Currency Transactions.  Any amounts chargeable by such VAR for the routing of DCC Transactions which are paid directly or indirectly by GPPC and any other costs described in paragraph 5 of Schedule 1 shall be accrued to the Program Costs.

(d) (i)                   Planet Payment represents and warrants that the Planet Payment Platform is designed to qualify Transactions for the Merchant industries and Card Association Interchange programs that it currently supports and additional industries and programs that it will support in the future at the lowest Interchange rate achieved by Acquirer in the Designated Territory and that Planet Payment shall make such changes as are necessary to ensure the foregoing remains true. The sole remedies of GPPC for any breach of the warranty and representation in the foregoing sentence shall be those set forth in this sub-section 3.2(d).

(ii)                                    If (a) DCC Transactions processed by Planet Payment suffer an Interchange downgrade which means that such Transactions do not qualify for the lowest Interchange rate achieved by Acquirer in the Designated Territory for the applicable type of Transaction; and (b) such Interchange downgrade occurred as a result of the Planet Payment Platform or of any other act or omission of Planet Payment and was not as a result of the acts or omissions of any third party, including but not limited to any Acquirer Merchant, Member or the relevant Card Association member, GPPC or any of its Affiliates, then Planet Payment shall be responsible to remedy the situation as soon as possible and to reimburse Acquirer for the additional Interchange amount charged by the Card Association for such downgrades, unless such amount is borne by a third party including the Acquirer Merchant.  Nothing herein shall require Planet Payment to routinely report, analyze or investigate Interchange downgrades, except that it shall investigate downgrades and the reasons therefor, when notified of a problem by GPPC or Acquirer. In such an event, the parties shall work together to identify the problem, including GPPC providing assistance with obtaining all regional Card Association information and bulletins, which may be relevant.

(iii)                                 In the event that GPPC wishes Planet Payment to support Merchant industries and Card Association Interchange programs that it does not currently support, then GPPC shall give Planet Payment advance notice thereof and shall provide Planet Payment with all relevant information, including all regional Card Association information and bulletins to enable it to make required changes to its Platform.  Planet Payment shall use reasonable commercial endeavors to make the necessary changes to support the additional Interchange programs as soon as possible and in any event within 30 days after receipt of all necessary information from GPPC.  In such an event the provisions of Section 3.2(d)(ii) above shall be applicable on the earliest of (a) the date Planet Payment supports such Merchant industry or Interchange program or (b) on the 31st day after Planet Payment’s receipt of notice in according with the foregoing two sentences.

(iv)                                In addition, in the event that during the term of this Agreement any Card Association offers incentives, or charges penalties which, in order to be earned or avoided, require Planet Payment to make changes to the Planet Payment Platform or the manner in which the Planet Payment Processing Services are provided, then at the request of GPPC but, at no additional cost, Planet Payment shall make such changes within the time periods specified by such Card Association in order for Acquirer to avoid such penalties at the earliest applicable time depending upon the terms of such penalty.  In the case of incentives, Planet Payment shall make such changes and use commercially reasonable efforts to make such changes within the time periods specified by such Card Association in order for Acquirer to earn such incentives at the earliest applicable time depending upon the terms of such incentive.

(v)                                   Any amounts under this sub-section due to Acquirer may be paid by way of deduction from the Planet Payment Revenue, at GPPC’s option.

3.3                                 Transaction Networks

Initially all Transactions transmitted from Acquirer Merchant POS terminals to the Planet Payment Platform shall be transmitted via a network, consisting of network infrastructure, communication links, and interfaces, provided by Member. GPPC shall cause to be made (if required) such modifications to the network infrastructure, communication links, and interfaces to facilitate the integration between such network infrastructure, communications links and interfaces and the Planet Payment Platform, as necessary for Acquirer to participate in and support the Program.  All costs incurred directly or indirectly by GPPC or charged by Member in making such modifications and all costs for utilizing the network in connection with the Program shall be accrued to the Program Costs.  Planet Payment shall not use such network for any purposes other than the Program, without the prior consent of Member.

If such network ceases to be available the parties shall explore alternative solutions, which may involve use of third parties’ networks, or a network operated by one of the parties, as the parties may agree at the appropriate time.  All incremental costs incurred in utilizing such networks to transmit Transaction data under the Program shall be accrued to the Program Costs and to the extent that it is agreed that one of the parties is to provide the network, the costs payable to such party shall be no more than comparable third party costs.

3.4                                 Planet Payment Platform.

(a)             Authorization Host  The Acquirer Merchants and certain VARs will utilize the Planet Payment Platform in order to facilitate the authorization of DCC Transactions and to route DCC Transactions to Planet Payment for settlement under the Program.  It is understood that the

Planet Payment’s authorization host is a component of the Planet Payment Platform and, as such, the software, technology and processes comprising the Planet Payment authorization host are proprietary to Planet Payment.  GPPC acknowledges and agrees that for load balancing, back-up or redundancy purposes traffic may be moved to different Planet Payment sites for authorizations or clearing, provided that the service is not affected.  Planet Payment represents and warrants that all sites and Transaction re-routing are operated in accordance with the applicable Account Security Program.

(b)                                 Planet Payment Merchant Accounting System  Acquirer, Merchants and certain VARs will utilize the Planet Payment Merchant Accounting System in order to facilitate the clearing and settlement of Transactions.  It is understood that the Planet Payment Merchant Accounting System is a component of the Planet Payment Platform and, as such, the software, technology and processes comprising the Planet Payment Merchant Accounting System are proprietary to Planet Payment.

3.5                                 Merchant Set-up. Planet Payment will be responsible to set-up a Merchant pursuant to Acquirer’s instructions in accordance with the templates mutually agreed upon by the parties.  It is intended by the parties that for such purpose Acquirer shall prepare and submit to Planet Payment an electronic file containing the required Merchant set-up information, in such form as may be mutually agreed upon by the parties.

3.6                                 Merchant Financial Settlement. Planet Payment has the ability to create a payment information file for Acquirer to fund Acquirer Merchants on a daily, weekly, or monthly basis, at Acquirer’s option. Funding can be on individual day, batch or item, at Acquirer’s option.

3.7                                 Merchant Billing. At Acquirer’s option, Planet Payment will calculate merchant service and transaction fees and create financial entries in the payment information file which reflect the fee billing, in accordance with Acquirer’s reasonable specifications.

3.8                                 Merchant Customer Service

(a)                                Planet Payment shall provide training to GPPC’s personnel in order to enable such personnel to provide adequate consulting and advisory services related to marketing the Program and shall provide reasonable assistance to GPPC in training Acquirer Merchants in order to enable them to comply with all Card Association Rules regarding their offering of the Dynamic Currency Conversion service.

(b)                                 In the same manner that GPPC provides customer service to Acquirer Merchants regarding non-DCC services, it will also provide first level support (only) to Acquirer Merchants regarding DCC services, which shall mean initial inbound telephonic or written troubleshooting.  Planet Payment will train the designated GPPC representatives on the DCC process.  Planet Payment’s PWeb system will enable GPPC to provide the information needed to resolve most Merchant inquiries relating to financial aspects of their DCC Transactions.  If there are questions regarding DCC processing or revenue share that GPPC cannot answer, GPPC will liaise with Planet Payment to report and resolve the inquiry.  Planet Payment will make a designated operations point of contact available for such purpose 24 hours a day 7 days a week and the parties will agree on a process for receiving, tracking, and resolving customer inquiries with GPPC.

(c)                                GPPC shall also provide first-level POS terminal help desk support (initial inbound telephonic or written troubleshooting) for Acquirer Merchants who have problems regarding the DCC functionality of their POS terminals.  Planet Payment will train the designated GPPC representatives (or designated representatives from any other entity who may provide terminal support to Acquirer Merchants) on the elements of DCC processing that are pertinent to POS terminals.  Planet Payment’s PWEB system will enable GPPC to provide the information needed to resolve most Merchant inquiries.  If there are questions regarding DCC processing on POS terminals that GPPC cannot answer, GPPC will liaise with Planet Payment to report and resolve the inquiry.  Planet Payment will make a designated POS terminal specialist point of contact available for such purpose 24 hours a day 7 days a week and the parties will agree on a process for receiving, tracking, and resolving POS terminal issues and inquiries with the GPPC.

3.9                                 Reporting.

(a)             Reports.  Planet Payment will perform all revenue calculations and calculate and track the Purchase Amounts, Acquirer Settlement Amounts, Merchant Settlement Amounts, EMV Charges, Gross FX Margins, Presentment Gains, Presentment Losses, Settlement Gains, Settlement Losses, and Interchange Differentials for all purposes under this Agreement.  Planet Payment will generate and provide to Acquirer electronic reporting to substantiate all such settlement and revenue calculations, settlement and presentment gains/losses, and any miscellaneous fee billings associated with the Acquirer Program, as related to sales, Credits, Chargebacks and adjustments in a mutually agreed upon format and at mutually agreeable intervals.  Planet Payment will provide Acquirer with payment information files (in accordance with Acquirer’s reasonable specifications) on each Banking Day to enable the Acquirer to distribute the Acquirer Settlement Amount as required.  Planet Payment will provide certain personnel designated by Acquirer with full access to the Planet Payment Merchant Accounting System data (which is stored in the Planet Payment Merchant Accounting System) via a secure and Account Security Program-compliant web interface, in accordance with mutually agreeable procedures. Planet Payment’s reporting obligations under this section shall be carried out in accordance with Acquirer’s reasonable requirements and Planet Payment represents and warrants that all reports (including payment instructions) accurately represent all data received by the Planet Payment Platform relating to Transactions, as well as all calculations required hereunder in relation thereto.  Planet Payment shall provide Acquirer with access to PWEB-Multi-BIN Acquirer, PWEB-Acquirer, and PWEB-Participant. Planet Payment shall make PWEB-Participant available to any party designated by Acquirer, who has a reasonable need to use that system for the purposes of the Program.

(b)            Merchant Reporting  Planet Payment shall make available to Acquirer Merchants certain information regarding their Transactions processed under the Acquirer Program, via Planet Payment’s “MWeb” Internet based reporting system, in accordance with the MWeb documentation.  Enhanced or customized reporting and data analytics reports may be provided to Acquirer Merchants but there may be a reasonable additional cost to such Acquirer Merchant in connection with such enhanced or customized reporting, to be agreed by the parties, which shall be shared by the parties in such proportions as they shall agree.

(c)             Risk Monitoring  The Planet Payment Platform shall monitor all transaction activity and shall initiate reporting on suspicious transaction activity when certain types of parameters, which are designated by GPPC within the mutually agreed upon framework, are triggered.  Planet Payment shall provide such reporting to Acquirer at intervals reasonably designated by GPPC and shall contain such detail as reasonably specified by GPPC.

(d)            All Transaction-related files, instructions, reports and data and required to be provided by Planet Payment hereunder shall be delivered to Acquirer, with a required copy also provided to GPPC, and/or its Affiliate(s) as reasonably directed by GPPC.

3.10                           Suspension of Approved Currencies  Planet Payment may suspend processing for any Approved Currency in accordance with the following procedure:

(a)                                  If Planet Payment suspends processing for any particular Approved Currency, it shall notify GPPC in accordance with the contact information set forth in Schedule 2, as soon as practicable after the suspension commences.  Such notification shall be completed within 2 hours of the suspension.

(b)                                 Planet Payment shall within 24 hours after the suspension provide GPPC a written explanation of the reason for the suspension and Planet Payment’s initial proposal for dealing with the situation.

(c)                                  Thereafter the parties shall promptly meet to discuss the conditions that gave rise to the suspension and endeavor to agree to a methodology for deciding whether and when the suspension can be lifted.

(d)                                 Once the parties are reasonably satisfied that it is reasonably safe to re-commence processing of the relevant Approved Currency, having regard to the currency or other market risks involved, the suspension shall be lifted.

(e)                                  If the parties are unable to agree on the lifting of any suspension, then such suspension shall continue in effect.

3.11                           System Representation. Planet Payment represents and warrants that all components of the Planet Payment Platform involved in the Planet Payment Processing Services are SAS 70 certified, fully compliant with PCI and the Account Security Program, and have redundant systems with fail over processes for back-up in the event of any disruption of service.  Planet Payment shall ensure that the foregoing representation and warranty remains true throughout the term of this Agreement (including any extensions contemplated by Section 7.5).

3.12                           Changes to the Service. At any time GPPC may elect to make changes to the services being provided hereunder or to add features and functionality at no additional cost and with no adjustments to the revenue share hereunder as long as those changes are currently offered by Planet Payment or can be supported by Planet Payment: provided that (a) such changes shall not require Planet Payment to undertake any development to the Planet Payment Platform; and (b) such changes shall not require Planet Payment to process or route Domestic Transactions, Opt-Out Transactions or Non-Approved Currency Transactions.  GPPC shall give Planet Payment written notice of the required changes and Planet Payment shall respond within a reasonable time notifying GPPC whether it can make such changes in accordance with the provisions of this section and if so, giving an estimate of how long it will take to make such changes.

4.                                         REVENUE, FEES AND SHARING OF COSTS

4.1                                 Currency Conversion Mark-up.  Acquirer, after consulting with GPPC, will set the Currency Conversion Mark-up for each Acquirer Merchant location (which will apply to all DCC Transactions submitted to Planet Payment from such location under the Program) and will notify Planet Payment of such Currency Conversion Mark-up in the set up form for such location.  Acquirer after consulting with GPPC, shall have the right to change the Currency Conversion Mark-up for any Acquirer Merchant upon not less than 48 hours notice by GPPC to Planet Payment.  GPPC agrees that in setting the Currency Conversion Mark-up Acquirer will not generally offer across Acquirer’s Merchant portfolio in the Designated Territory amounts that are significantly lower than the prevailing market practice in the Designated Territory.  However, exceptions to that general rule may be made, in Acquirer’s sole discretion, on a case by case basis where reasonably required, in Acquirer’s sole opinion, to secure particular Merchant business. Subject to the foregoing sentence, GPPC agrees that for the initial launch of the Program and for six months thereafter, Acquirer shall set the Currency Conversion Mark-up at [*] of the Base Conversion Rate.

4.2                                 Distribution of DCC Revenue.

(a)                                Merchant Revenue.  In its marketing of the Program to Acquirer Merchants, Acquirer, after consulting with GPPC, may offer as compensation to Acquirer Merchants a portion of the Gross FX Margin as compensation for participation in the Acquirer Program (“Merchant Revenue”). [*] Subject to the foregoing sentence, GPPC agrees that for the initial launch of the Acquirer Program, and for six months thereafter, Acquirer shall set the Merchant Revenue generally offered under the

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Program at no more than [*] of the Purchase Amount, and Merchant Revenue offered on an exceptional basis pursuant to the previous sentence at no more than [*] of the Purchase Amount, without Planet Payment’s prior consent. Planet Payment represents that the Planet Payment Merchant Accounting System has the capability to calculate merchant revenue sharing amounts on a per-Merchant basis, if so requested. Planet Payment will be responsible for calculating the Merchant Revenue on a monthly basis. Planet Payment shall make reports available to Acquirer detailing each participant’s revenue share. Planet Payment shall have no responsibility for making any payments of any kind due to Acquirer Merchants.

(b)                               Planet Payment Revenue and GPPC Revenue.  In consideration of Planet Payment’s services provided hereunder, Planet Payment will be entitled to receive such portion of the Net FX Margin as is set forth in Schedule 1 and GPPC shall be entitled to the balance as the GPPC Revenue.

(c)                                VAT and Similar Taxes.  In the event that value added tax, sales tax, or other similar taxes are imposed on gross revenues or charges, with respect to the whole or any part of the Net FX Margin, such taxes shall be shared by the parties in the same proportion as they share the Net FX Margin. To the extent that such taxes are recoverable from or chargeable to Acquirer Merchants (or any other third person), such amount recovered or charged shall be shared by the parties in the same proportion as they share the Net FX Margin.

4.3                                 Exchange Rate Fluctuation Risk.

(a)                                  Settlement Gains/Losses  The parties acknowledge that fluctuations may occur between the currency conversion rates used at the time of authorization and those used at the time of settlement of DCC Transactions by the Card Associations.  Such fluctuations will affect the Acquirer Settlement Amount and therefore the amount of Gross FX Margin that may be earned with respect to particular DCC Transactions, which may be higher or lower than the amount anticipated at the time of the Transaction, thus creating either Settlement Gains or Settlement Losses.  Because such Settlement Gains and Settlement Losses are a component of the Gross FX Margin, the parties will share such Settlement Gains and Settlement Losses in the same proportion that they share the Net FX Margin unless GPPC elects to pass through any or all of such Settlement Gains and Settlement Losses to the Acquirer Merchant.

(b)                                 Timely Manner.  As a general rule the parties will only bear the exchange rate fluctuation risk for DCC Transactions that are presented to Planet Payment in a timely manner.  As a general rule the Acquirer Merchant shall solely bear the amount of any Presentment Losses incurred for DCC Transactions presented to Planet Payment more than 48 hours following the Transaction date and time (or such other time limit as may be agreed to by the parties).  To the

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extent agreed by the Acquirer Merchant in its merchant agreement with Acquirer, the Acquirer Merchant shall be responsible for the amount of such Presentment Losses and the Acquirer Merchant shall be charged (or the Merchant Settlement Amount offset by) such Presentment Losses.  Any fee charged to Acquirer Merchants for such late presentment shall to the extent received by GPPC, be divided between the parties in the proportions in which they share Net FX Margin.  In the absence of such agreement by Acquirer Merchant, such Presentment Losses shall remain a component of the Gross FX Margin, and the parties will therefore share them in the same proportion that they share the Net FX Margin. Because Presentment Gains are a component of the Gross FX Margin, the parties will share any Presentment Gains in the same proportion that they share the Net FX Margin, unless such Presentment Gains are passed through to the Acquirer Merchant, in cases where the Acquirer Merchant also bears the Presentment Losses. Although GPPC shall use commercially reasonable efforts to ensure that an agreement of the Acquirer Merchant to bear such Presentment Losses and Presentment Gains is obtained, nothing herein shall require such Presentment Losses and Presentment Gains to be passed through to the Merchant.

4.4                                 Deposit of Proceeds & Calculation of Revenue and Fees.  Card Association daily deposits to Acquirer will contain the Acquirer Settlement Amount, which includes the Gross FX Margin for DCC Transactions successfully processed under the Program.  On each Banking Day the Gross FX Margin and the Merchant Revenue earned in respect of Transactions processed since the last Banking Day shall be calculated by Planet Payment in accordance with the provisions of this Agreement. Planet Payment shall provide web-based reporting (compliant with the applicable Account Security Program) to Acquirer (as well as including Merchant Revenue in the daily payment information file, if GPPC requires) showing all applicable Merchant activity and Transactions and the calculation of payments with respect thereto, on the Banking Day following the Transaction date.

4.5                                 Calculation of Net FX Margin & Payment.  The parties shall exchange information relating to Program Costs (including copies of relevant invoices if applicable) that will need to be deducted from Gross FX Margin in order to calculate the Net FX Margin for the relevant month, by the last day of each month. Failure to provide a Program Cost incurred in any month does not waive GPPC’s right to submit such Program Cost at a later date and such Program Cost will be deducted in the month in which it is submitted. Planet Payment shall calculate the Net FX Margin and the respective Revenue shares of all participants in the Acquirer Program for each month and submit a report thereof (“Monthly Revenue Report”) to Acquirer within [*] after the end of each month. In the event that the Program Costs payable for a particular month exceed the amount of the Net FX Margin earned in that month, then the amount of any excess Program Costs shall be carried forward to the subsequent month(s), until such Program Costs have been credited in full.  [*] after submission of such monthly report from Planet Payment, Planet Payment will submit to Acquirer the relevant payment information file, in order for Acquirer to be able to effect payment to the Acquirer Merchant, the parties and any other participants in the Acquirer Program of their respective Revenue amounts applicable to the Transactions processed for Acquirer Merchants through the Acquirer Program

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during the previous month. Payments due to Planet Payment shall be made within [*] after delivery of a Monthly Revenue Report, unless GPPC objects to such Monthly Revenue Report or the related payment information file. GPPC shall notify Planet Payment if it has objections to any items therein and, as a result, GPPC intends to cause the relevant payment information file not to be processed on a timely basis.  If the parties cannot resolve the issue expeditiously, Planet Payment shall be entitled to submit a further payment information file, for payment of all items which are not in dispute and GPPC shall cause such payment information file to be processed within a reasonable time after receipt and in any event within [*].  Notwithstanding the foregoing, any failure by GPPC to notify Planet Payment of any objections or payment by GPPC hereunder does not prohibit GPPC from reviewing and disputing such payment information file at a later date. Notwithstanding the foregoing, any submission of a Monthly Revenue Report or payment information file with respect thereto, does not prohibit Planet Payment from reviewing and disputing any Program Costs included therein at a later date.  All payments to Planet Payment shall be made in the currency in which the Acquirer received settlement proceeds from the Card Association for the relevant Transactions or, at GPPC’s option, in U.S. Dollars.

4.6                                 Interchange Differential.  With respect to any DCC Transaction, it is understood that the difference between the Purchase Amount (at the Base Conversion Rate) and the Cardholder Settlement Amount will incur Interchange costs and assessment costs (“Interchange Differential”).  If Acquirer’s agreement with Acquirer Merchant for DCC services so provides, Acquirer Merchant shall solely bear the amount of such Interchange Differential incurred for DCC Transactions presented to Planet Payment, and the Acquirer Merchant shall be charged (or the Merchant Settlement Amount offset by) such Interchange Differential.  In the absence of such agreement by Acquirer Merchant or in the event that Acquirer is not able to collect such amount from the applicable Acquirer Merchant, such Interchange Differential shall be shared equally by the parties.

4.7                                 Chargebacks, fines, fees, penalties. If the Acquirer Merchant does not pay any chargebacks, fines, fees, or penalties due with respect to any DCC Transaction, any such amount shall be borne solely by Acquirer unless any such chargeback, fine, fee, or penalty resulted from any error or omission by Planet Payments, Planet Payment’s Platform, or Planet Payments Processing Services, in which case, it shall be borne solely by Planet Payment and Planet Payment shall promptly pay any such amount in full to GPPC for the benefit of Acquirer or, at GPPC’s option,  GPPC shall have the right to deduct any such amounts due from the Planet Payment Revenue due hereunder.

5.                                       MARKETING AND SALES PROCESS

5.1                                 Marketing & Branding.  Once successfully implemented, GPPC shall ensure that Acquirer makes the Program generally available to the Acquirer Merchants in the Designated Territory throughout the Term. The parties will agree to an initial sales and marketing plan for launching the Acquirer Program in the Designated Territory within a reasonable time after the date hereof. After the completion of the initial launch plan, Acquirer, after consulting with GPPC, shall decide how it wishes to market and sell the Acquirer Program.  GPPC shall ensure

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that Acquirer shall refer to Planet Payment in its marketing of the Program and the Program must be described as being “provided through” or “powered by” Planet Payment or some statement substantially similar in form that is reasonably acceptable to Planet Payment. Planet Payment hereby gives Acquirer and GPPC a license to use its name, trademarks, and logos in connection with the Acquirer Program.  In the event that there is a repeated breach of the Service Level Standards set forth herein, GPPC shall be relieved from all obligations contained in this section, until such time as the problem is rectified to its reasonable satisfaction.

5.2                                 Marketing Support.  At no additional cost, Planet Payment will provide such marketing support as GPPC or Acquirer may reasonably require in connection with marketing the Acquirer Program to Merchants, including but not limited to:

(a)                                  The participation of Planet Payment personnel at meetings or conference calls with Merchants;

(b)                                 Assistance in the creation of collateral materials;

(c)                                Assistance in the drafting of contractual agreements and addenda for Acquirer; and

(d)                               Assistance with training Merchants in the use of Planet Payment’s systems and reports, which will be made available to such Merchants under the Acquirer Program and the operation of the Acquirer Program, including but not limited to use of Planet Payment’s MWeb on-line reporting system and the provision of suitable training materials.

5.3                                 Non-Solicitation.  Neither Planet Payment nor any of its parents, Affiliates, or subsidiaries shall solicit any Acquirer Merchant to use any services, which are competitive to those of Member, GPPC or of any Affiliate of GPPC (including the DCC services contemplated hereunder) during the Term of this Agreement. The foregoing sentence shall survive the termination of this Agreement for a period of three years with respect to Acquirer Merchants who participated in the Program at any time during the term of this Agreement. Nothing herein shall prevent Planet Payment at any time (whether during or after the Term of this Agreement) (a) from providing services to any Acquirer Merchant on behalf of another acquirer or (b) from supporting the activities of another acquirer in the ordinary course, including but not limited to participation in conferences with another acquirer and preparation of general marketing, sales and solicitation materials, provided that in either (a) or (b) above Planet Payment did not participate actively in the solicitation or procurement of such Acquirer Merchant for such other acquirer and provided that no Confidential Information of any kind can be used in any way either during or after termination of this Agreement.

5.4  Continuation of Participation. Once an Acquirer Merchant has commenced participation in the Program, GPPC agrees that, during the term of this Agreement, neither GPPC nor Acquirer will solicit such Merchant to use the services of another DCC provider, including (if applicable) the DCC services of Acquirer, GPPC or its Affiliates provided that Planet Payment has not repeatedly violated the Service Level Standards. Notwithstanding anything contained in the foregoing an Acquirer Merchant referred to above may be switched to another DCC provider, if such Acquirer Merchant specifically requests such other DCC provider. In the event Planet Payment (a) commences offering services as an independent sales organization or acquirer, as such terms are defined in Visa Rules, which are competitive to those of Member, GPPC or of any Affiliate of GPPC in the Designated Territory; or (b) is acquired, merges with, or becomes controlled by any person or entity that offers services, which are competitive to those of Member, GPPC or of any Affiliate of GPPC in the Designated Territory (other than DCC services), the prohibitions contained in the first sentence of this paragraph shall no longer apply and GPPC shall no longer be bound by the obligations contained in the first sentence of Section 5.1.

6.                                       PHASE II

The parties acknowledge that this Agreement is not exclusive and GPPC shall have the right to provide consulting services regarding the marketing of the DCC services of Member, GPPC, any of GPPC’s Affiliates, or of any third party, subject to the provisions of Section 5.4 above. During the Term of this Agreement, GPPC may choose to develop the functionality of its own processing platform, or use a third person’s processing platform to enable GPPC to support certain functions in the clearing and settlement of DCC Transactions (“Phase II”).  At such time as it is ready to begin implementing Phase II, GPPC shall inform Planet Payment of its plans and the parties shall discuss how Phase II may be integrated into the Acquirer Program.  Nothing herein shall prohibit GPPC from implementing Phase II, and Planet Payment agrees that it will use its commercially reasonable efforts to provide assistance to GPPC to implement Phase II, provided that Planet Payment shall not have any obligation whatsoever to assist GPPC in any way in specifying, designing or implementing functions similar to any of Planet Payment’s functions provided hereunder relating to the conversion, calculation, reporting or reconciliation of cross-currency Transactions.  Nothing herein shall oblige Planet Payment to disclose, transfer or license any of its IP to GPPC for the purposes of Phase II.  Planet Payment shall not charge GPPC for such assistance, unless GPPC requests modifications or enhancements to the Planet Payment Platform to facilitate Phase II, in which case Planet Payment shall only charge GPPC for its actual and out of pocket costs incurred in connection with such modifications or enhancements.  The parties shall use good faith efforts to modify the parties’ respective obligations under this Agreement relating to processing of Transactions (but without any change to their respective Revenue Shares) to reflect the reallocation of their respective functions following implementation of Phase II.

7.                                       TERM OF AGREEMENT, & TERMINATION

7.1                                 Initial Term.  The Initial Term of the Agreement will begin on the Effective Date and will continue for [*] Thereafter, this Agreement will automatically renew for [*]unless

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terminated by either party by notice to the other party not less than [*] prior to the expiration of the Term then in effect.  The “Term” shall mean the Initial Term or any renewal or extension thereof hereunder.  Termination of this Agreement shall be subject to Planet Payment’s agreement to continue all services hereunder as set forth in Section 7.5

7.2                                 Breach.  Notwithstanding any term or provisions of this Agreement to the contrary, but subject to Section 7.5 below (continued performance) in the event of any breach or default by either party in the performance of any duty or obligation under this Agreement, the other party may, at its option, by notice to the breaching party, terminate this Agreement if such breach or default is not cured within (i) sixty (60) days of receipt of written notice thereof from the non-breaching party; or (ii) such shorter period of time as may be required by, or in order to remain in compliance with, the Rules or directives of any Card Association or banking regulatory agency or authority.

7.3                                 Termination.  Notwithstanding any term or provisions of this Agreement to the contrary, either party shall be entitled to terminate this Agreement by providing to the other party at least 30 days prior written notice of such termination, if an order is made or an effective resolution is passed or analogous proceedings are taken for the winding up of the other party or all or substantially all of the assets of the other party are expropriated or otherwise placed under the direct control of any governmental entity or the other party is or is deemed to be unable to pay its debts (within the meaning of Section 178 of the Companies Ordinance) or makes a general assignment for the benefit of its creditors generally or has a receiver, manager, liquidator or similar officer appointed over all or a substantial part of its undertaking or assets, or anything similar or analogous to the foregoing occurs in respect of the other party.

7.4                                 Infringement Claims.  Notwithstanding any term or provisions of this Agreement to the contrary, in the event that any legal action is commenced in a court in the Designated Territory against GPPC, or any person who is indemnified pursuant to Section 8.1, for an Infringement Claim and in GPPC’s reasonable opinion based on advice of outside counsel that there is a reasonable chance that such Infringement Claim could be successful on its merits, GPPC shall have the right to suspend the Program or terminate this Agreement immediately upon notice.

7.5                                 Continuation of Services.  In the event of termination of this Agreement for any reason other than termination by Planet Payment pursuant to Section 7.2 for GPPC’s non-payment, GPPC may require that Planet Payment continue for a period not exceeding 12 months after such termination, to process any or all DCC Transactions for Acquirer Merchants participating in the Acquirer Program that it was processing prior to such termination on the same terms and conditions contained in this Agreement, and Planet Payment shall so continue, notwithstanding termination of the Agreement.  Upon the continuation of DCC services under this Section, all Sections of this Agreement (other than GPPC’s obligations under Section 5.1 and GPPC’s

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obligations under Section 5.4) shall continue in full force and effect notwithstanding termination of the Agreement, for so long as any Transactions are being processed for Acquirer Merchants by Planet Payment pursuant to the Program.  In the event of termination of this Agreement for any reason, the parties shall use reasonable commercial efforts to cooperate to make arrangements for the orderly continuation or transfer of services provided to Acquirer, GPPC and/or Acquirer Merchants hereunder.  This Section 7.5 shall survive termination of this Agreement.

8.                INFRINGEMENT.

8.1                                 Infringement Indemnity.  Planet Payment shall defend or settle at its sole expense any Infringement Claim.  Planet Payment shall defend, indemnify and hold GPPC, its Affiliates, Member, and any of their directors, employees, representatives, parents, Affiliates, subsidiaries, successors, and permitted assigns (“GPPC Indemnified Persons”) harmless from and pay any and all losses, costs and damages, including reasonable counsel fees attributable to an Infringement Claim.  This indemnity shall not extend to any Infringement Claim to the extent such Infringement Claim results from GPPC’s, Acquirer’s or any third party’s unauthorized modification of technology or from incorporation of technology with products or services not provided, authorized, or approved by Planet Payment but only if the Infringement Claim is based upon such modification or from such incorporation. As [*] for its [*] under this Section, [*] to [*] a [*] as set forth in [*] in the [*] of [*] to [*]. Such [*] shall remain in place as specified in [*], and shall be [*] only as provided in that [*]. The [*] provided in this Section shall not be subject to any [*] whatsoever.

8.2                                 Control of Infringement Claims.

(a)  Planet Payment shall give GPPC prompt written notice of any Infringement Claim of which it becomes aware. GPPC shall give Planet Payment prompt notice of any Infringement Claim of which it is notified in writing. Failure by GPPC to so notify Planet Payment shall not relieve Planet Payment from its indemnity obligation under this Agreement except to the extent that Planet Payment suffers actual prejudice as a result of such failure.  If any GPPC Indemnified Person is entitled to indemnification hereunder, provided the action is also brought against Planet Payment, Planet Payment shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the GPPC.  If any GPPC Indemnified Person is named in any proceeding involving an Infringement Claim and Planet Payment is not named in that proceeding, Planet Payment and any of its Affiliates may, but shall not be obligated to, seek leave to intervene in the proceeding and GPPC agrees not to oppose that intervention and, in the event that such leave to intervene is granted, Planet Payment shall be entitled to assume the defense of any such action or proceeding in accordance with this section. If Planet Payment does not assume the defense pursuant to the foregoing, then the GPPC shall assume the defense but at the expense of Planet Payment. Upon assumption by Planet Payment of such defense, the

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GPPC Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel but Planet Payment shall not be liable for any legal expenses of other counsel subsequently incurred by the GPPC Indemnified Person in connection with the defense thereof unless (i) Planet Payment has agreed to pay such fees and expenses, (ii) Planet Payment shall have failed to employ counsel reasonably satisfactory to the GPPC in a timely manner, or (iii) the GPPC Indemnified Person shall have been advised by counsel that there are actual or potential conflicting interests between Planet Payment and the GPPC Indemnified Person, which may include situations in which there are one or more legal defenses available to the GPPC Indemnified Person that are different from or additional to those available to Planet Payment. If at any time GPPC reasonably believes that Planet Payment is not taking appropriate action in defending or pursuing any such matter, GPPC shall have the right to assume the control of such defense at the expense of Planet Payment. Any GPPC Indemnified Person involved in an Infringement Claim for which indemnity is being provided hereunder shall reasonably cooperate with Planet Payment in the defense of such action. Planet Payment shall not consent to the terms of any compromise or settlement of any action defended by Planet Payment in accordance with the foregoing without the prior written consent of the GPPC Indemnified Person, which shall not be unreasonably withheld or delayed.  Notwithstanding anything contained in this Agreement to the contrary, in the event that any future or past royalties or license fees (or other similar fees) are required to be paid to the party alleging the Infringement Claim, they shall be paid in full by Planet Payment, and shall in no way be charged or passed through, directly or indirectly, to GPPC or to any GPPC Indemnified Person and shall not be subject to any limitation of liability contained herein.

(b)  Planet Payment shall keep GPPC fully informed of the status of any Infringement Claim for which there is an indemnity under this section, including all developments during its pendency and shall consider GPPC’s views. Planet Payment shall notify GPPC if any infringement action is brought against it in any jurisdiction worldwide, whether or not such action involves GPPC and shall provide information concerning such action as GPPC shall reasonably request.

8.3                                 Replacement of Infringing Technology.  In the event there is an Infringement Claim or, in Planet Payment’s or GPPC’s reasonable opinion, there is a reasonable chance of an Infringement Claim, Planet Payment, at its own expense shall take one of the following actions:  (i) use commercially reasonable efforts to secure for GPPC, the right to continue using the technology; or (ii), replace or modify the technology to make it non-infringing; provided, however, that such modification or replacement shall not materially degrade the operation or performance of the technology, without GPPC’s written consent.

9.                                       DATA STORAGE

9.1                                 Ownership of Data.  Any data furnished by or on behalf of Acquirer to Planet Payment pursuant to this Agreement and any results of processing Acquirer’s data or derived in any way from Acquirer’s data shall at all times remain the property of Acquirer and shall be considered the Confidential Information of Acquirer. If upon the expiration or termination of the Agreement Acquirer requires a copy of data stored by Planet Payment for archival purposes, Planet Payment shall, upon request, provide Acquirer with a copy of Acquirer’s data which Planet Payment has at such time, in such medium as the Acquirer may reasonably require.

9.2                                 Data Retention.

(a)                                Planet Payment is responsible for retention of all files, databases, backups, logs, and messages required to recreate all output interfaces and to re-execute all processing runs for a period of [*].  All data and information must be retained in such a manner as to allow for the re-creation of any output interface, or the re-execution of any processing run within two business days of request.

(b)                               Planet Payment is responsible for retention of all output interface files sent, or transmitted, to Acquirer for a period of [*], which shall be provided through the web-interface and accessible to Acquirer in accordance with the Planet Payment PWeb standard documentation.

(c)                                Planet Payment is responsible for retention of all month-end merchant and account master files for a period of [*].

(d)                               Planet Payment shall provide Acquirer with all data files requiring long-term (seven (7) year) retention for legal and regulatory compliance.  The specific details of which files need to be sent to Acquirer for long-term retention will be provided to Planet Payment from time to time. Planet Payment is responsible for retention of copies of all files provided to Acquirer for long-term storage for a period of thirty (30) days after confirmation of receipt by Acquirer of such files.

10.                                 FILE SECURITY

10.1                           Compliance.  If applicable, Planet Payment shall make reasonable efforts to assist Acquirer and GPPC with compliance with any applicable security standards.  Planet Payment shall at all times comply with its internal information security standards, the requirements of the applicable Account Security Program, any other information security standards applicable to Planet Payment or Acquirer in connection with the Program, and Acquirer’s and GPPC’s policies for information protection (provided that Planet Payment has been notified in writing of Acquirer’s policies for information protection).

10.2                           Prevention of Loss.  Planet Payment will take commercially reasonable precautions to prevent the loss or destruction of Acquirer’s files, data, programs and other information received and held by Planet Payment.  Planet Payment will use best practices to prevent the alteration of Acquirer’s files, data, programs and other information received and held by Planet Payment. Planet Payment shall maintain back-up files (including off-site back-up copies) of those files,

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data, programs and other information and resultant output to facilitate their reconstruction in the case of such loss, destruction or alteration, in order to minimize interruption of services.  Planet Payment has provided and will maintain contingency plans, recovery plans and proper risk controls to ensure Planet Payment’s continued performance under this Agreement.  At any time upon request, Planet Payment shall provide GPPC, Member, a Card Association, or any governmental authority, with information regarding, or otherwise allow such persons to inspect, contingency plans and risk controls; provided that Planet Payment shall not be required to provide copies which can be removed from Planet Payment’s premises to GPPC or any third party of any document, which Planet Payment does not normally disclose to third parties, in accordance with its information security policies from time to time.

10.3                           Access.  Planet Payment shall be responsible for any access to or use of any of Acquirer’s data or other Confidential Information by any Affiliate, employee, agent, or subcontractor of Planet Payment or by any other party who gained access through Planet Payment, or as a result of any act or omission on behalf of Planet Payment or any of its employees, agents, subcontractors, or Affiliates. Planet Payment shall use a commercially reasonable change control process and an information security plan that complies with the Account Security Program to ensure that access to Acquirer’s data is controlled and recorded.  The program shall be designed to:

(a)                                Ensure the security, integrity and availability of Confidential Information;

(b)                               Protect against any anticipated threats or hazards to the security or integrity of such information; and

(c)                                  Protect against unauthorized access to or use of such information that could result in harm or inconvenience to the person that is the subject of such information.

10.4                           GPPC’s Responsibility.  GPPC shall be solely responsible for maintaining security and proper use of user ID’s and passwords provided to any person at its request by Planet Payment in order to access Planet Payment’s reporting systems and for any unauthorized access to or use of Planet Payment’s systems arising out of any breach by GPPC of this section.

10.5                           Notice.  Planet Payment shall notify GPPC within twenty-four (24) hours if the integrity of Acquirer’s data may have been, or in the future may be, compromised.

11.                                 REGULATORY AND NETWORK COMPLIANCE

11.1                           Planet Payment Responsibility for Compliance with Laws & Rules.  Planet Payment shall be responsible for compliance by Planet Payment with all applicable laws, regulations and ordinances as well as the Rules related to the Program.  Further, Planet Payment shall notify GPPC of all filings as may be required by the Rules in relation to the Program, as well as all Card Association fees and charges in connection with the establishment, maintenance and operation of the Acquirer Program (any fees to be paid directly or indirectly in connection therewith by GPPC shall be considered Program Costs) and shall provide Acquirer with reporting of all data in Planet Payment’s possession which is necessary to make such filings or pay such fees and charges.  Planet Payment shall indemnify GPPC for any Card Association penalties levied upon Member or GPPC, or any other damages incurred by Member or GPPC arising out of Planet Payment’s failure to comply with this Section.

11.2                           GPPC Responsibility for Compliance with Laws & Rules.  GPPC shall request [*] to file all paperwork for the purpose of registering Planet Payment and its applicable Affiliates as a third party processor of [*] in accordance with Card Association Rules, including all renewals of such registrations during the Term. Any fees payable directly or indirectly in connection therewith by GPPC shall be added to the Program Costs.  GPPC shall have no responsibility to Planet Payment if Planet Payment does not obtain such registrations for any reason, other than solely as a result of GPPC’s failure to comply with the obligations set forth in the first sentence of this paragraph.

12.          CONFIDENTIALITY

12.1                           Confidential Information.  Each party acknowledges that it has received and may receive information of a confidential nature relating to one or more of the other party’s assets, liabilities, revenues, customers, trade secrets, technology, know how, any other IP, Platform, revenue share information, business processes or other business and financial affairs or plans and all other information regarding the other party’s business, which is disclosed in any manner or medium in connection with this Agreement or the Program (collectively, “Confidential Information”).  The parties specifically acknowledge and agree that all information regarding the Acquirer Merchants, the Transactions processed hereunder, Acquirer’s files, data, programs, pricing to the Merchants, the Program Costs, including any of the foregoing information which is owned by Member, which is disclosed to Planet Payment by Member or GPPC, shall be considered Confidential Information of Member or GPPC respectively. If any of the foregoing information is information owned by an Affiliate of any party, it shall still be considered the Confidential Information of such party. The parties shall use the Confidential Information of the other party only for the purpose of implementing the Acquirer Program and in accordance with this Agreement.  Except as otherwise provided in this Agreement, a party shall have no authority to use another party’s Confidential Information for any other purpose or in any other manner.

12.2                           Duty to Maintain Confidentiality.  The party disclosing Confidential Information shall at all times retain title to the Confidential Information.  The receiving parties shall preserve and protect the confidentiality of the disclosing party’s Confidential Information using precautions at least as restrictive as those it takes to protect its own Confidential Information (but in no event less than a reasonable degree of care).  Except as expressly authorized by this Agreement, the receiving parties shall not allow others to use, display, copy, disclose, transmit, reverse engineer, disassemble, decompile, or translate all or any part of such Confidential Information without the disclosing party’s prior written consent.  The receiving parties shall limit access to the disclosing party’s Confidential Information to [*] and to its and its Affiliates’ directors, officers, managers, employees and subcontractors who: (i) have a need to know such Confidential Information to enable such party to perform its, his or her obligations under this Agreement and (ii) are obligated to protect the confidentiality of such Confidential Information under

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substantially similar terms as those set forth in this Section 12.  The receiving parties shall be fully and directly responsible and liable to the disclosing party for any breach of this Section 12 by any persons receiving access to the disclosing party’s Confidential Information through or on behalf of such receiving party.  The disclosing party shall be entitled to injunctive relief for any breach or threatened breach of this Section 12.

12.3                           Exclusions.  Excluded from the obligations of Section 12 is any information that:

(a)         is already in the possession of the receiving party and not subject to an existing agreement of confidence between the parties; or

(b)        is published or otherwise becomes publicly available through no fault of the receiving party, subject to the provisions relating to personal information security below; or

(c)         is independently developed by the receiving party without utilizing the disclosing party’s Confidential Information; or

(d)        has been received from a third person without restriction provided that such information was not acquired from a third person known or believed by the receiving party to be in breach of an obligation of secrecy to the disclosing party.

12.4                           Exceptions for Legal Process.  Further, the receiving party may disclose Confidential Information to the extent required by law or the Rules, including applicable securities laws and the requirements or rules of any securities market or exchange, or pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator, tribunal or Card Association.  However, in that case the receiving party shall first give the disclosing party prompt notice of any order or demand requiring such disclosure (unless prevented from doing so by its terms).

12.5                           Personal Information Security.  Acquirer may transfer personal information to Planet Payment for processing under this Agreement. Planet Payment shall ensure that it, its Affiliates, and their employees, agents, and subcontractors shall comply with the Rules and the requirements of any applicable statute, law or regulation relating to protection of personal information, in the Designated Territory or elsewhere and shall not do or permit anything to be done, with respect to personal information, which might contravene the Acquirer’s obligations under applicable privacy, data and/or information protection laws in the Designated Territory or elsewhere, and shall comply with any reasonable request made by Acquirer in connection with any of the foregoing. Planet Payment shall process, store and transmit personal information, which is transferred to it by the Acquirer, GPPC and/or the Acquirer Merchants only pursuant to this Agreement or at the Acquirer’s written request.

12.6                           Privacy Laws. Planet Payment shall ensure that it and its Affiliates and their employees, agents, and subcontractors shall observe the provisions of applicable privacy laws and shall comply with any reasonable request made by GPPC or Member arising from the requirements of such laws or any applicable Rule, statute, law or regulation relating to protection of personal data in any Designated Territory or elsewhere.

12.7                           Cardholder Information. Planet Payment shall take and shall require all Affiliates and their employees, agents, and subcontractors to take appropriate technical and organizational security measures against unauthorized or unlawful processing of cardholder information and against accidental loss or destruction of, or damage to, cardholder information in accordance with best practices in the industry, the Rules, and any applicable statute, law, or regulation.

12.8                           Employees, Agents, and Contractors.  Each party shall ensure that its employees, agents, and subcontractors are subject to similar confidentiality obligations to those set forth in this Section. Each party shall ensure that its respective Affiliates and their respective employees, agents, and subcontractors comply with each party’s respective obligations under this Section 12.

13.                                 AUDIT AND EXAMINATION.

13.1                           Audits.  Planet Payment shall permit GPPC (or a designee thereof) at any reasonable time, with prior written notice, to conduct an inspection or audit of Planet Payment’s records and information relating directly or indirectly to this Agreement, at the expense of GPPC and at all times subject to the confidentiality obligations set forth herein.  Planet Payment shall provide to GPPC (or such designee thereof) such reasonable assistance as required in connection with the audit and examination functions set forth herein.  Such audit and inspection shall not be undertaken more frequently than once in any calendar year, unless and to the extent that there is reasonable cause to believe a breach of this Agreement has occurred or as required by any applicable Card Association or governmental authority.

13.2                           SAS 70.  Planet Payment shall, at its own cost, cause to be conducted by its external auditors, on an annual basis a SAS 70 Type II audit as determined by the American Institute of Certified Public Accountants.  Such report must be provided annually to GPPC promptly upon receipt and shall provide evidence of effective controls.

13.3                           Sarbanes-Oxley.  Planet Payment will make available for review by GPPC and GPPC’s audit representatives relevant information as reasonably required to evaluate Planet Payment’s internal controls with respect to its performance of services under this Agreement to permit GPPC to comply with requirements of the Sarbanes-Oxley Act of 2002, Section 404, or any similar requirements of any governmental or regulatory authority or of the Rules.

13.3                           Inspections.  Planet Payment shall provide such inspectors designated by GPPC or appointed by governmental entities having jurisdiction in the Designated Territory or Card Associations with access to any of Planet Payment’s service locations, which are involved in the provision by Planet Payment of services hereunder, as applicable, for the purpose of performing inspections of such services.  If any such inspection results in Planet Payment or GPPC being notified that Planet Payment is not in compliance with any applicable laws, Card Association Rules, etc., Planet Payment shall promptly remedy such non-compliance. Failure to remedy any such non-compliance to the satisfaction of the inspector, shall enable to GPPC to terminate this Agreement , in accordance with the provisions of Section 7.2.

13.5                           Provisions Relating to all Audits and Inspections.  The following provisions shall apply to all audits and inspections hereunder:

(a)                                    Planet Payment shall not be required to provide copies removable from Planet Payment’s premises to GPPC or to any third party of any documents, which Planet Payment does not normally disclose to third parties, in accordance with its information security policies from time to time and, in such case, shall allow inspection of such documents at Planet Payment’s offices, during normal business hours.

(b)                                     All information provided under this Section 13 to GPPC shall be subject to the confidentiality obligations of Section 12.  Planet Payment may request written undertakings of confidentiality from such auditors and inspectors or anyone else prior to being given access to information under this Section 13 but shall be required to comply with such requests nonetheless.

(c)                                      For the avoidance of doubt nothing herein shall, in the absence of any applicable law or regulation, entitle (1) any governmental auditor or inspector to have access to or inspect or take copies of any information or records, which relate to the provision by Planet Payment of services similar to the services provided hereunder for the benefit of any bank, processor, or financial institution, which is outside of the Designated Territory; or (2) GPPC and its auditors and inspectors to inspect or take copies of any records, which include information relating to any other bank, processor or other financial institution or their respective merchants and customers and to the extent that any such records include in the same document, information relating to GPPC and to such third persons, Planet Payment shall be entitled to first to redact all information which relates to such third persons, before disclosing it to GPPC or its auditors.

(d)                                     Planet Payment shall only be obliged to provide access to premises or records of any contractors or subcontractors to the extent it is reasonably able to do so but shall use commercially reasonable efforts to ensure such access.

14.                                 INDEMNIFICATION; LIMITATIONS OF LIABILITY; OTHER REMEDIES

14.1                           GPPC Indemnification.  GPPC shall be liable to and shall indemnify and hold Planet Payment, and its employees, representatives, successors and permitted assigns harmless from and against any and all legal liability to a third party, and out of pocket costs and expense (including litigation expenses and reasonable legal fees) to which Planet Payment, and its employees, representatives, successors and permitted assigns are subjected, or which it incurs in connection with any claims, which arise from or out of or as a result of (i) GPPC’s breach of this Agreement, including any breach by any of its Affiliates; (ii) the performance by GPPC or by its Affiliates of any their duties and obligations under this Agreement; or (iii) the negligence or willful misconduct of GPPC or its Affiliates in the performance of their duties and obligations under this Agreement.  GPPC’s obligations to Planet Payment under this sub-Section shall be reduced only to the extent such legal liability to a third party, and out of pocket costs and expense arise from or out of or as a result of the acts or omissions of Planet Payment or an Affiliate of Planet Payment.  Notwithstanding anything to the contrary contained in this Agreement, in no event shall GPPC be responsible for the act, omission, performance, or non-performance of Member.  Member shall not be considered an Affiliate or subcontractor of GPPC.

14.2                           Planet Payment Indemnification.  Planet Payment shall be liable to and shall indemnify and hold the GPPC Indemnified Persons harmless from and against any and all legal liability to a third party, and out of pocket costs and expense (including litigation expenses and reasonable legal fees) to which GPPC Indemnified Persons are subjected, or which any of them incur in connection with any claims, which arise from or out of or as the result of (i) Planet Payment’s breach of this Agreement, including any breach by any of its Affiliates; (ii) the performance by Planet Payment or by its Affiliates of any of their duties and obligations under this Agreement or (iii) the negligence or willful misconduct of Planet Payment or its Affiliates in the performance of their duties and obligations under this Agreement.  Planet Payment’s obligations to GPPC under this sub-Section shall be reduced only to the extent such legal liability to a third party, and out of pocket costs and expense arise from or out of or as a result of the acts or omissions of GPPC or an Affiliate of GPPC.  The provisions of this paragraph do not apply to Planet Payment’s indemnification obligations with respect to Infringement Claims, which are addressed in Section 8 above.

14.3                           Control of Defense. Promptly after receipt of notice of its involvement in any action, proceeding or investigation to which this Section might apply, GPPC or Planet Payment shall, if a claim for indemnification in respect thereof is to be made hereunder, notify the indemnifying party of such involvement.  Failure by an indemnitee hereunder to so notify the indemnitor shall not relieve the indemnitor from the obligation to indemnify the indemnitee under this Agreement except to the extent that the indemnitor suffers actual prejudice as a result of such failure.  The indemnitor shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the indemnitee.  Upon assumption by the indemnitor of the defense of any such action or proceeding, the indemnitee shall have the right to participate in such action or proceeding and to retain its own counsel but the indemnitor shall not be liable for any legal expenses of other counsel subsequently incurred by the indemnitee in connection with the defense thereof unless (i) indemnitor has agreed to pay such fees and expenses, or (ii) indemnitor shall have failed to employ counsel reasonably satisfactory to the indemnitee in a timely manner. Any indemnitee involved in any action, proceeding, or investigation for which indemnity is being provided hereunder shall reasonably cooperate with the indemnitor in the defense of such action. The indemnitor shall not consent to the terms of any compromise or settlement of any action defended by indemnitor in accordance with the foregoing without the prior written consent of the indemnitee, which shall not be unreasonably withheld or delayed. Indemnitor shall keep indemnitee reasonably informed of the status of any claim hereunder, including regarding significant developments during its pendency and shall consider indemnitee’s views.

14.4                           Limitation of Liability.  The liability of Planet Payment and GPPC to each other, pursuant to this Agreement with respect to any breach of this Agreement, the performance by either party of its duties and obligations, and the negligence of either party shall be limited to the third party liability, and actual damages, for which indemnification is available pursuant to Sub-sections 14.1 and 14.2 above;  PROVIDED ALWAYS THAT, this limitation shall not apply to:

(a)                                  Any claim arising out of breach of Section 12 (Confidentiality) or Section 16 (Intellectual Property); or

(b)                                 Any claim arising out of Sections 5.3 or 5.4; or

(c)                                  Any claim arising out of the willful misconduct of the other party

EXCEPT FOR CLAIMS DESCRIBED IN PARAGRAPH 14.4(a), (b) AND (c) ABOVE, IN NO EVENT SHALL ANY PARTY BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, LOSS OF BUSINESS OR OTHER ECONOMIC DAMAGE SUFFERRED BY THE OTHER PARTY AS A RESULT OF ANY BREACH OF THIS AGREEMENT OR OTHER CLAIM ARISING HEREUNDER.  FOR GREATER CERTAINTY, IN THE EVENT A THIRD PARTY CLAIM FOR WHICH INDEMNIFICATION IS PROVIDED PURSUANT TO SECTION 8 OR SECTION 14 RESULTS IN AN AWARD OF SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES AGAINST AN INDEMNITEE HEREUNDER, THE INDEMNITOR SHALL BE REQUIRED TO INDEMNIFY THE INDEMNITEE AGAINST SUCH DAMAGES.

Nothing herein shall be construed to limit the recovery of any specific amounts owed hereunder by GPPC to Planet Payment or by Planet Payment to GPPC under an express term of this Agreement.

14.5                           Exclusion of Warranties. The express warranties and representations set forth in this Agreement are in lieu of, and each party expressly disclaims, any and all other warranties, conditions or representations (express or implied, oral or written), with respect to Planet’s Programs, the Acquirer Program, software or equipment or any part thereof, including any and all implied warranties or conditions of title, non-infringement, merchantability, or fitness or suitability for any purpose (whether or not a party knows, has reason to know, has been advised or is otherwise in fact aware of any such purpose), whether alleged to arise by law, by reason of custom or usage in the trade, or by course of dealing.

14.6                           No Forecast or Guarantee.  Each party acknowledges that it has formed its own assessment of the economic implications of entering into this Agreement and that it is not relying on any statements, warranties or representations, made by or on behalf of the other party, with respect to the likely or possible amount of business, fees, revenues, expenses or profits, which might arise by reason of its participation in the programs set forth in this Agreement, none of which shall be treated as a forecast or guarantee of any particular result.

15.          LEVEL OF CARE

15.1                           Planet Payment shall provide services required to be provided hereunder in accordance with this Agreement, the Service Level Standards set forth on Schedule 2, prevailing industry best practices, the Account Security Program, and the Rules. Planet Payment represents and warrants that the services provided under this Agreement shall meet the business procedures documentation and specifications and the technical documentation and specifications for such services, which business procedures documentation and technical documentation and specifications shall not permit any significant degrading of the operation, functionality, performance or quality of such services.

15.2                           Planet Payment will comply with all applicable Rules and without limitation shall ensure that its systems and processes are maintained and operated in accordance with the applicable Account Security Program. Planet Payment shall keep complete and accurate records of all Transactions processed by it, as may be required under applicable Rules or any laws and regulations.

16.          INTELLECTUAL PROPERTY

16.1                           Ownership and License.  Each party acknowledges that all trademarks, patents, copyrights, designs, licenses, know how, proprietary information and other intellectual property, including all documentation relating thereto, in any format or medium (“Intellectual Property”) belonging to the other (“Owner”), which may be disclosed or used for the purposes of this Agreement belongs to the Owner.  To the extent that GPPC is required to use the Intellectual Property of Planet Payment for the purposes of this Agreement, Planet Payment hereby grants a non-exclusive, non-transferable license to GPPC to use the same, for the purposes of this Agreement, for so long as this Agreement remains in force and the user thereof shall not acquire any other rights whatsoever to the Owner’s Intellectual Property.  No party shall use any other’s trademarks or logos without their prior consent, except as provided herein.

16.2                           Improvements.  Concepts, ideas, know-how, techniques, software (including, without limitation, programs), program listings and programming tools and documentation (including, without limitation, manuals), techniques, reports and drawings developed or owned by the Owner to fulfill its obligations under this Agreement shall be the sole and exclusive property of the Owner even if the other party assists the Owner in modifying that property or any Intellectual Property and the other party shall have no interest in or to that property.

17             REGULATORY, GOVERNMENTAL AND OTHER THIRD PARTY CONSENTS

17.1                           The obligations of the parties in relation to the provision of the Acquirer Program shall be subject to and conditional upon receiving the following governmental, other regulatory authorities and other third party consents, rulings, confirmations and/or waivers (“Third Party Consents”):

(a)                                approval of the relevant monetary or banking authority, which supervises the operations of Acquirer in the Designated Territory where such approval is required for the participation by Acquirer in the Acquirer Program or the entering into of the Agreement and the performance by GPPC of its obligations hereunder, (including e.g. any exchange control clearances for currency conversions or payments to Planet Payment

(b)                               any regulatory or governmental consents or approvals required in order to offer the Acquirer Program in the Designated Territory

(c)                                the issuance by Visa and/or MasterCard of any new BIN or ICA to the extent necessary for the Acquirer to participate in the Acquirer Program as contemplated by the Agreement;

(d)                               all consents and approvals required by Planet Payment to enable it to provide the Program for the Acquirer in the Designated Territory.

17.2                           The parties acknowledge that GPPC shall use commercially reasonable efforts to seek the Third Party Consents set forth in sub-section (a), (b), and (c) above and that Planet Payment shall use commercially reasonable efforts to seek the Third Party Consents set forth in sub-section (d) above and both agree that they shall each use commercially reasonable efforts to do so as soon as reasonably practicable after the date hereof.  However, neither Planet Payment nor GPPC make any representation that such Third Party Consents will be obtained.  Planet Payment agrees to provide such assistance and information to GPPC as is reasonably requested by GPPC in order for GPPC to obtain their respective Third Party Consents and vice versa.  Each party is responsible for its own costs in seeking its Third Party Consents.

17.3                           Planet Payment represents and warrants that it is a registered MasterCard International Member service provider-third party processor and a registered non-member agent and third party processor with Visa International and will comply with all Rules of the Card Associations in connection therewith.

18.                                 Notices.

(a)                                Address.  Any written notice required or permitted to be given by Planet Payment to GPPC hereunder shall be addressed to:

GLOBAL PAYMENTS ASIA PACIFIC PROCESSING COMPANY LIMITED

4607-11 The Center

99 Queens Road Central, Hong Kong

Attention: President

with a copy to:

Global Payments Inc.

Attention: General Counsel

10 Glenlake Parkway, North Tower

Atlanta, GA 30328

and any written notice required, or permitted to be given by GPPC to Planet Payment under this Agreement shall be addressed to:

PLANET PAYMENT (HONG KONG) LTD.

Attention: The Directors

21/F Asia Orient Tower

Town Place, 33 Lockhart Road

Wan Chai, Hong Kong

with a copy to:

Planet Payment, Inc.

Attention: General Counsel

670 Long Beach Boulevard

Long Beach, NY 11561, U.S.A.

(b)                               Form of Notice.  All notices required to be given pursuant to this Agreement shall be effective when received and shall be sufficient if (1) given in writing, and (2) hand delivered, sent by regular mail, postage prepaid, or sent by Federal Express, UPS or similar worldwide delivery company.  The parties to this Agreement, by notice in writing, may designate another address or office to which notices shall be given pursuant to this Agreement.

19.                                 GENERAL

19.1                           Assignment and Subcontracting & Affiliates.  Neither this Agreement, nor any of a party’s obligations hereunder, shall be assignable in whole or in part by such party without the other party’s prior written consent; provided, however, that GPPC may assign this Agreement or any or all of its rights and obligations hereunder to any Affiliate subject to the assignor remaining responsible for the activities of such assignee, and shall within 30 days thereafter provide notification of such assignment to Planet Payment.  In the event that any obligations hereunder are to be performed by an Affiliate of either party hereunder, the party hereto shall remain responsible for the obligations of such Affiliates. In the event that either party merges or consolidates with any other person or entity, the result of which is that the party hereto is not the surviving entity, the obligations and liabilities under this Agreement shall survive and be binding upon such successor.

19.2                           Governing Law.  This Agreement shall be construed in accordance with the laws of the Hong Kong Special Administrative Region, without regards to the conflict of laws provisions thereof.  Each party hereby submits to the non-exclusive jurisdiction of and consents to suit in the courts located in the Hong Kong Special Administrative Region.

19.3                           No Partnership or Agency.  Nothing in this Agreement shall be deemed to constitute a partnership or joint venture between the parties hereto or be deemed to constitute Planet Payment as agent for GPPC, nor to constitute GPPC as agent for Planet Payment, for any purpose whatsoever.

19.4                           Legal Fees.  In the event any party is determined to have breached this Agreement, then the non-defaulting party shall be entitled to recover expenses incurred in enforcing the provisions of this Agreement, including reasonable legal fees and costs.

19.5                           Severability.  If any provision of the Agreement is found illegal, invalid or unenforceable, such finding will not affect any other provision hereunder.  This Agreement shall be deemed modified to the extent necessary to render enforceable the provisions hereunder.

19.6                           No Third Party Beneficiary.  Except as otherwise provided hereunder, no third person, including but not limited to any Acquirer Merchant, is intended to be a beneficiary of any term or provision of this Agreement, nor shall they have the right to enforce any obligation of the parties hereunder.  Planet Payment acknowledges that Member is an intended third party beneficiary of this Agreement, to the extent that it participates in the Acquirer Program and subject to the same limitations as apply to Planet Payment’s obligations to GPPC hereunder. The paragraph is intended to exclude any right of any third person and to displace any presumption of law, which might otherwise arise, whether pursuant to any statute, regulation, common law or equity, or otherwise.

19.7                           Waiver.  Any delay, waiver or omission by Planet Payment or GPPC to exercise any right or power arising from any breach or default of the other party in any of the terms, provisions or covenants of this Agreement shall not be construed to be a waiver by GPPC or Planet Payment of any subsequent breach or default of the same or other terms, provisions or covenants on the part of the other party.

19.8                           Force Majeure.  Neither party shall be liable for failure to perform hereunder if such failure is due to any cause or condition beyond its reasonable control.  Such causes or conditions shall include but shall not be limited to, acts of God or of the public enemy, acts of the government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, unusually severe weather, electrical power failures, telecommunication failures, or other similar causes beyond such party’s control and neither party shall have any liability for losses, expenses or damages, ordinary, special or consequential resulting directly or indirectly from such causes.

19.9                           Due Execution and Corporate Authority.  Except for consents as may be required pursuant to Section 17.1, the party’s execution, delivery and performance of this Agreement:  (i) have been authorized by all necessary corporate action, and (ii) do not violate the terms of any law, regulation, or court order to which such party is subject or the terms of any material agreement to which the party or any of its assets may be subject.  Each party has the full right, power and authority to enter into and perform this Agreement in accordance with all of the terms, provisions, covenants and conditions hereof. This Agreement is the valid and binding obligation of the representing party, enforceable against such party in accordance with its terms.

19.10                     Public Relations.  Planet Payment agrees that it shall make no reference to any contractual arrangements with the other party or to the other party in any advertising, promotional literature or other public statement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, except to the extent such statement is required pursuant to any law or the requirements of any securities market or exchange.  The parties agree to issue a press release relating to this Agreement, upon the execution of this Agreement.

19.11                     Binding Nature.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their representatives and their respective successors and assigns.

19.12                     Section Headings.  Section headings are included for convenience or reference only and are not intended to define or limit the scope of any provision of this Agreement and should not be used to construe or interpret this Agreement.

19.13                     Survival.  The Parties acknowledge and agree that the provisions of Sections 5.3, 8, 12, 13, 14, 16, 18 and (and any other provisions which by their nature are expected to survive the expiration or termination of this Agreement or which by their terms survive the expiration or termination of this Agreement) shall survive the expiration or termination of this Agreement; provided that with respect to Section 13, that provision will survive only for 2 years after the termination of all services hereunder.

19.14                     Entire Agreement.  Except for the provisions of the nondisclosure agreement entered into between the parties (or their Affiliates) as of June 12, 2006, this Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and all prior negotiations, agreements and understandings, whether oral or written, are superseded hereby.  No modification or amendment to this Agreement shall be effective unless and until set forth in writing and signed by both parties hereto.

SIGNATURE PAGE

AS WITNESS the signatures of the duly authorized representatives of each party.

DATED AND EFFECTIVE as of the date first above written.

GLOBAL PAYMENTS ASIA PACIFIC PROCESSING COMPANY LIMITED

By:	/s/ Carl J. Williams
Name: Carl J. Williams
Title: Director

PLANET PAYMENT (HONG KONG) LTD.

By:	/s/ Graham A. Arad
Name: Graham A. Arad
Title: Director

SCHEDULE 1

1.               With effect from the date of this Agreement Planet Payment shall be entitled to receive [*] of the Net FX Margin, PROVIDED HOWEVER, that with effect from the date on which the parties enter into agreements with respect to at least two other countries and commence live DCC processing in at least two such other countries then Planet Payment’s Revenue Share shall be calculated in accordance with the following provisions of this Schedule.

2.               Calculation of Planet Payment’s Revenue share

a.               Planet Payment will receive a percentage of the Net FX Margin based on the table below.

b.              Planet Payment’s share shall be calculated by multiplying the relevant percentage in the table below by the relevant Net FX margin associated with each volume tier

c.               The Net FX Margin attributable to each tier is calculated by applying the Net FX Margin Percentage (Net FX Margin divided by the DCC Purchase Amount) to the relevant volumes in each tier.

Total Monthly DCC Purchase Volume in Designated Territory (in US dollars)

Less than [*]	[*] to [*]	[*] to [*]	Greater than [*]

[*]	[*]	[*]	[*]

3.               Calculation of Planet Payment’s Opt-In Bonus

a.               The Opt-In Percentage is calculated monthly as the percentage of DCC Transactions divided by the sum of DCC Transactions and Opt Out Transactions.

b.              The Opt-In Bonus is calculated by multiplying the Net FX Margin by the relevant Opt-In Bonus Percentage from the table below:

Opt-In Percentage

[*] to [*]	[*] to [*]	[*]to [*]	[*] to [*]

[*]	[*]	[*]	[*]

4.               Minimum Payments

a.                   If the Planet Payment Revenue in any month is less than [*] of the aggregate Purchase Amount of DCC Transactions for that month (“Monthly Purchase Amount”), then (i) the Program Costs will be reduced by the amount necessary to cause the Planet Payment Revenue to be [*] of the Monthly Purchase Amount

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

and in such case the amount of the reduction will be carried forward to the next month’s Program Costs; and/or (ii) GPPC shall add an additional amount to the Planet Payment Revenue Share Amount in order for the Planet Payment Revenue Share Amount to equal [*] of the Monthly Purchase Amount for the DCC Transactions.

5.                                       Program Costs

The following items incurred (directly or indirectly, unless otherwise noted) by GPPC for the benefit of the Acquirer Program, shall be treated as Program Costs for the purposes of this Agreement:

(a)                                [*]

(b)                               [*]

(c)                                [*]

(d)                               [*]

(e)                                [*]

(f)                                  [*]

(g)                                 [*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 2

SERVICE LEVEL STANDARDS

Planet Payment will operate the Planet Payment Platform 24 hours a day seven days a week and all features and products will be available.

Definition of Availability

The availability percentage for a particular period is calculated using the following formula:

[*]
1 [*]		X [*]
[*]

Definition of Scheduled and Unscheduled Outages

A “Scheduled Outage” is a scheduled system unavailability period pursuant to the next sentence. Planet Payment will, whenever possible, schedule Scheduled Outages during off peak periods and at mutually agreeable times.  Scheduled Outages will not affect system availability for the purposes of this Schedule 2.  An “Unscheduled Outage” is any other system unavailability period.

A.                                    POS Services

1.                                      Dial Authorization Availability

The communications network will have availability of at least [*], as measured on a calendar monthly basis. For a period of six months from the date hereof, the availability may be not less than [*]

2.                                      Response Time for an authorization

Generally authorization response time will conform to generally accepted industry standards in the Designated Territory.  Typically the authorization response will be received by the Planet Payment Switch within 6 seconds after the authorization request is initiated from the Planet Payment Switch.  However, it is not possible to set a fixed service level for response time because many dependency factors are outside of Planet Payment’s control, including the Merchant’s POS device, local telephone service, and the Card Associations’ and Card issuers’ authorization and communications systems.

If GPPC notifies Planet Payment that authorization response times are repeatedly taking longer than is generally accepted in the Designated Territory, Planet Payment will make commercially reasonable efforts to make such modifications and repairs to the Planet

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Payment Platform, to the extent that the Planet Payment Platform is at fault, in order to try to reduce such authorization response times accordingly at no cost to GPPC.

B.                                    Transmission Services

1.                                      Daily Transmissions

Planet Payment shall transmit for clearing all Transactions submitted by Merchant, under the proper ICAs and/or BINs before the established Card Association daily deadline on Banking Days in accordance with the timing chart attached to this Schedule 2 as Exhibit A (“Timing Chart”), subject to timely receipt of the required Transaction data from the Merchant.

2.                                      Special Activity Transmissions

Planet Payment shall within 48 hours of receipt from Acquirer and under the proper ICAs and/or BINs properly transmit for clearing transactions submitted by Acquirer related to all special activity to include adjustments and representments.

3.                                      Transmission Standards

Planet Payment transmission services, as set forth in this Section B shall meet or exceed [*] of the established windows for transmissions set forth in the Timing Chart.

In the event that the transmission services do not conform with the Timing Chart, Planet Payment will reimburse GPPC any interchange downgrade incremental cost difference incurred as a result of the late submission of the relevant Foreign Transactions.

C.                                    Report and File Delivery

1.                                        Settlement Cut-off

A transaction is defined as current day Transaction if it is settled before 2.30a.m., China Time (CT) (GMT+ 8 hours) the next day.

2.                                        Daily Files

The following groups of files shall be made available on each Banking Day via the agreed-upon electronic file, in accordance with the Planet Payment MAS standard reporting procedures (or as otherwise mutually agreed to by the parties).

2.1                                 Pre-Settlement Reports; These comprise the Pre-Settlement Payment Information Files, which Planet Payment shall make available within 3 hours after the daily Settlement Cut-Off

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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2.2                                 Post-Settlement Reports; This package of reports shall be made available in accordance with the Timing Chart.  Chargeback reports shall be made available within 24 hours after receipt from the relevant Card Association.

3.                                      Monthly File:  All report files will be transmitted or available for download on PWEB (for Acquirer) or MWEB (for Acquirer Merchants) as the case may be, in accordance with the following schedule.  All monthly reports will be made available by the [*] business day following the last day of a business month.

4.                                        Standard

[*] of reports and files specified in this Section shall be available within the timeframes set forth above as measured on a calendar quarterly basis.

5.                                        PWEB and MWEB

PWEB (including PWEB-Multi-BIN Acquiring, PWEB- Acquirer, and PWEB- Participant) and MWEB will have availability of at least [*], as measured on a calendar quarterly basis.  For a period of six months after implementation of the Planet Payment processing Services, the availability may be not less than [*]

D.                                    Set up of Merchant Profile in Planet Payment Platform

Typical time for setting up a new Merchant Outlet on the Planet Payment Platform shall be[*] business days in New York from the date that Planet Payment receives the fully completed set up information form.

E.                                      Notice of Service Interruptions

Planet Payment agrees to notify GPPC of the following service interruptions within the noted time frames.

2.1                       Any Scheduled Outage -at least [*] business days prior to the downtime.

2.2                       Any Unscheduled Outage of more than [*], which is initiated by Planet Payment- within [*] of the Outage being initiated.

2.3                       Any Unscheduled Outage which was not initiated by Planet Payment within [*] hours of the outage.

2.4                       Any transmission failure- within [*] hours of the interruption

2.5                       Any communication network outage that is known to Planet Payment- as soon as possible.

F.                                      Processing Services. Planet Payment’s processing services shall meet or exceed [*] of the established window for system availability, as measured on a calendar quarterly basis, except to the extent a different standard is set forth herein.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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G.                                    Fault Resolution:

1.                                        Response Time:

Planet Payment shall provide the following service schedule for responding to problems identified or reported where the cause of the problem is, partly or completely, related to the Planet Payment’s Platform.  The severity of each problem shall be agreed between GPPC and Planet Payment.

Severity	Example Definition	Resolution Objective

1

The authorization system is down, impacting a Merchant’s ability to operate its business.  NO bypass alternative is available (Voice authorization or routing of Foreign Transactions to the Acquirer is a bypass alternative).

1-2 hours

2

The authorization system is down, impacting a Merchant’s ability to operate its business in an acceptable manner.  A bypass alternative is available but is difficult or impacts customer operation (e.g. voice authorization may significantly slow the authorization process or routing of Foreign Transactions to Acquirer renders DCC unavailable to Merchant Acquirer). A problem which may have on-going financial implications for each day it remains unresolved

Up to 4 hours

3

Any problem, which causes restricted function or minor impact upon performance.  Any research problem, which may have financial impact but not on-going financial impact. Any error or fault that reduces the functionality or benefit of the service e.g. unresolved irregularity in reporting.

Up to 7 days

4

A circumvented problem. The problem’s impact is non-critical and does not affect day to day operation or have on-going or immediate financial implications.  GPPC request for supporting information to assist the monitoring of service delivery standards.

Up to 10 days

For the avoidance of doubt, the severity of the following incidents will be classified as:

1.               System error with significant or on-going financial impact to Acquirer and Acquirer’s merchants to be 2;

2.               System error without on-going financial impact to Acquirer or Acquirer’s merchants to be 3;

3.               Merchant Statement error to be 3;

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4.               A research request not affecting day to day operation and does not have on-going or immediate financial impact to be level 4.

2.                                        Customer Service Response Levels

Planet Payment shall exercise commercially reasonable efforts to achieve or exceed customer service response levels comparable to that achieved by third party providers of comparable services. Planet Payment shall respond to[*] of all telephonic or written inquiries within [*] business days, as measured on a calendar monthly basis.

3.                                      Contacts

All notification obligations upon Planet Payment under this Schedule 2 shall be satisfied by making contact in accordance with the contact details set forth below. GPPC may change such contact details by providing written notification to Planet Payment (in accordance with Section 18 of the Agreement). Set forth below are the escalation contact details for Planet Payment. Planet Payment may change such contact details by providing written notification to GPPC (in accordance with Section 18 of the Agreement).

GPPC	Name	Contact phone number	Contact fax number	E-Mail Address

Primary Contact no
First Emergency Contact
Second Emergency Contact

Planet Payment	Name	Contact phone number	Contact fax number	E-Mail Address

Primary Contact no
First Emergency Contact
Second Emergency Contact

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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H.                                    Monthly Service Levels

Service level penalties measured on monthly performance:

1.                                         [*], Planet Payment will pay to GPPC an amount equal to a percentage of the GPPC Revenue Share for the month in which the service level standard was not met (“Monthly GPPC Margin”).  The percentage payable shall be [*] for each [*] reduction in the service level achieved below the required standard, or any part thereof.

2.                                           If Planet Payment fails to meet [*] of any of the Service Level Standards set forth in this Schedule during any [*] period, Planet Payment will pay an amount equal to [*] of the GPPC Revenue for the relevant[*] during which the failure occurred.  If Planet Payment fails to meet [*] of the Service Level Standards set forth herein during any [*] period, Planet Payment will pay an amount equal to [*] of the GPPC Revenue for the relevant [*] during which the failure occurred.  If Planet Payment fails to meet [*] or more of the Service Level Standards set forth herein, during any [*], Planet Payment will pay an amount equal to [*] of the GPPC Revenue for the relevant [*] during which the failure occurred.

I.                                         Review of Service Levels

GPPC and Planet Payment will review the terms and conditions of these Service Level Standards to ensure that there is an acceptable standard of quality in the services provided by Planet Payment.  Any changes to these Service Level Standards shall be effective only upon written agreement of both parties.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Exhibit A to Schedule 2

Planet Payment — File Submission & Processing Timings Information

The following table may be changed upon GPPC’s reasonable request.

Locale	Sample Auth Time	Cutoff for Local Batch Settlement to Planet Switch	Pre- Settlement PIF Availability to Acquirer	Visa Base II – MC GCMS Transfer	Acquirer post settlement reporting

China CT (GMT + 8)	8 PM – Day 1	2:30 AM Day 2	5:30 AM Day 2	5 PM Day 2	By 9 AM Day 3

GMT	12 PM Noon Day 1	6:30 PM – Day 1	9:30 PM Day 1	9 AM Day 2	1 AM Day 3

Visa / MC central site day***	Day 1	Day 1	Day 1	Day 2	Settlement Reports for Day 2 Available Day 3

Number of Days from Auth (for IC Qualification)	0	0	0	1	Not relevant – Post Settlement

US – EST (GMT – 4)	8 AM Day 1	2:30 PM Day 1	5:30 PM Day 1	5 AM Day 2	9 PM Day 2

Additional Notes:  During Daylight Savings Time DST the EST changes by 1 hour to GMT—4.  Note changes to DST in 2007.

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SCHEDULE 3

APPROVED CURRENCIES

Australian Dollar	AUD
British Pound Sterling	GBP
Canadian Dollar	CAD

European EURO	EUR
Hong Kong Dollar	HKD
Indian Rupee	INR
Japanese Yen	JPY
Macau	MOP
Malaysian Ringit	MYR
New Taiwan Dollar	TWD
New Zealand Dollar	NZD
Philippine Peso	PHP
Singapore Dollar	SGD
South Korean Won	KRW
Swiss Franc	CHF
Thai Bhat	THB
US Dollar	USD

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SCHEDULE 4

[*]

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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SCHEDULE 5

[*]

1.                                       Pursuant to [*] of the Agreement, [*] shall [*] a [*] of up to [*] to secure [*] under [*] of the Agreement.  The [*] shall be [*] as an [*] in the [*] of [*] (but designated appropriately as the [*] for the purposes of this Agreement) in a [*] that is mutually acceptable to [*] and [*].  The [*] in which the [*] is established shall only require the approval of [*] to [*] from the [*].

2.                                       The Reserve Fund shall be funded as follows:

a.               Thirty days after the date that the [*] are [*] under this Agreement, [*], shall [*] the [*];

b.              [*] acknowledges that it is intended that the parties will enter into [*] to this Agreement with [*] with respect to (“”)[*].  A [*] of [*] will be used for all such [*].  Until the [*] in the [*], including any [*], and upon the parties signing the next , [*] shall [*] an [*] the [*] thirty days after the date that the [*] are [*] under each [*].

3.                                       Notwithstanding any other term in the Agreement or this Schedule, when the [*] in the [*], including [*]shall not have any [*] to [*] any [*] the [*].

4.                                       The [*] shall be [*] during the term of this Agreement and for a period of [*].  Notwithstanding the foregoing, if there is any [*], for which the [*], at the [*] of [*] stated in the first sentence of this paragraph, then the [*] shall be [*] until the [*] of any [*].  If there is a potential or threatened [*] for which the [*] of the [*] apply at the [*] of the [*] stated in the first sentence of this paragraph, then the [*] shall be [*] for a [*], unless an [*] is [*] that [*], in which event the [*] shall be [*] until the [*] of such [*].  If there is no [*] or [*], which arises [*] after the [*] the [*], then the [*] hereunder shall terminate.

5.                                       If there is an [*] which is then [*] or [*] in accordance with the provisions of this Agreement, then subject to satisfaction of any [*] due to [*] from [*], any [*] shall be [*] to [*], upon such [*] or [*].

6.                                       [*] shall fulfill all of its obligations under [*], [*] and shall not [*] to [*] the [*] to [*] its [*] hereunder, except with [*] prior consent.

7.                                       Upon the [*] of the [*] for [*] the [*] as described in paragraph 4, any [*] in the [*] shall [*] to [*] to [*] obligation under [*] due to [*] from [*], and any [*] shall be [*] to [*].  [*] and [*] agree to take the steps necessary to approve the [*] of [*] in the manner described in this paragraph.

8.                                       [*] shall [*] associated with [*] and [*] the [*].

9.                                         All [*] referenced in this Schedule are [*] in [*].

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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AMENDMENT

TO

SERVICE AGREEMENT

This Amendment to Service Agreement (this “Amendment”) is effective as of 10th of March 2008 (the “Amendment Effective Date”) and is entered into by and between Planet Payment (Hong Kong) Ltd. (“Planet Payment”) and Global Payments Asia-Pacific Processing Company Limited (“GPPC”).

W I T N E S S E T H:

WHEREAS, the parties have entered into that certain Service Agreement dated as of March 10, 2008 (the “Agreement”); and

WHEREAS, the parties desire to supplement, clarify, and amend certain provisions of the Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto agree that the Agreement shall be supplemented and amended as follows:

1.             Capitalized Terms.  All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

2.             Non-DCC Transactions.  Notwithstanding anything to the contrary contained in the Agreement (specifically including, but not limited to, Sections 2.3 and 2.5), Planet Payment will not route Non-Approved Currency Transactions or Opt Out Transactions (collectively referred to herein as “Non-DCC Transactions”) to the Acquirer for authorization, clearing, and settlement.  Instead, Planet Payment will authorize, clear, and settle all Non-DCC Transactions, which are routed to it by the Acquirer Merchants’ POS terminals, in accordance with this Amendment.  Planet Payment shall only be required to process the Non-DCC Transactions of Acquirer Merchants, who participate in the Acquirer Program and only for so long as they participate in the Acquirer Program.  Acquirer agrees and acknowledges that the processing of Non-DCC Transactions by Planet Payment hereunder is intended to be an additional service, which is ancillary to the processing of DCC Transactions for such Acquirer Merchants.

(a)           Planet Payment will submit an authorization request for each Non-DCC Transaction routed to it by the Acquirer Merchants’ POS terminals to the applicable Card Association utilizing Planet Payment’s Visa or MasterCard authorization interface, in an amount equal to the Purchase Amount.

(b)           All approvals and declines of authorization requests for Transactions shall be routed by Planet Payment to the Acquirer Merchant.

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(c)           For Non-DCC Transactions that are authorized by the relevant Card Association, each Acquirer Merchant will initiate Transaction batch closings from its POS terminal.  The Planet Payment Switch will receive the batch close command and will prepare the Transactions for clearing to the Planet Payment Merchant Accounting System.  The Planet Payment Merchant Accounting System will receive inbound Transaction clearing files from the Planet Payment Switch and will out-process the Transactions to Visa and MasterCard through Planet Payment’s Platform in an amount equal to the Purchase Amount.

(d)           Once the Non-DCC Transaction has been cleared to the issuer of the Card, the Card Association will settle the Transaction by funding the BIN/ICA account established for Transactions processed by the Planet Payment Platform in the Designated Territory in the Acquirer Settlement Amount.

(e)           Planet Payment will provide to Acquirer payment information files or payment instructions (at the option of the GPPC and in accordance with GPPC’s reasonable specifications) on each Banking Day regarding the Acquirer Settlement Amount and the Merchant Settlement Amount for each Non-DCC Transaction.

(f)            In the case of a retrieval request, Planet Payment will receive the information from the applicable Card Association. Planet Payment will provide such information to Acquirer on the same day as it is received in the daily chargeback and retrieval report via PWEB.

(f)            In the case of a Chargeback, Planet Payment will receive Chargeback data from the applicable Card Association.  Planet Payment will provide such information to Acquirer within [*] after receipt thereof from the relevant Card Association, in the daily chargeback and retrieval report via PWEB. Planet Payment reports and data files shall include the Cardholder Settlement Amount, the Acquirer Settlement Amount and the Merchant Settlement Amount.  For Visa chargebacks, the Acquirer Settlement Amount and Merchant Settlement Amount will be shown in the settlement currency of the BIN.  For MasterCard Chargebacks the Acquirer Settlement Amount and Merchant Settlement Amount will be shown in USD.  All representments shall be submitted in accordance with Card Association procedures and the Rules.  At Acquirer’s option, Planet Payment may create a debit (or credit) entry to the Merchant at the time the Chargeback is received from the Card Association. If this option is elected, the entry for the Chargeback would be in the payment information file. If Acquirer does not elect to have Planet Payment charge the Acquirer Merchant directly, Acquirer may charge the Acquirer Merchant for the Chargeback via Planet Payment’s PWEB system or through any other method elected by Acquirer. Planet Payment will process any such adjustment received from Acquirer through the payment information file.

(g)           If Acquirer chooses to re-present the Chargeback, it may use Planet Payment’s re-presentment interface to effect the re-presentment.  Acquirer can choose whether or not to fund the Acquirer Merchant. Planet Payment will out-process the re-presented sales (or credits) and identify them in the processing and settlement reporting. Planet Payment will provide a report on re-presented transactions to Acquirer. Planet Payment will submit re-presentment Transactions within 24 hours of receipt.  Planet Payment will report cleared and settled re-presentments as part of its reconciliation reporting.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(h)           To account for all Transactions processed by Planet Payment and to ensure accurate funding to Acquirer Merchants, Planet Payment, and GPPC, Planet Payment shall provide to Acquirer the reconciliation information suitable to balance and reconcile the Visa BIN and MasterCard ICA settlement on each Banking Day, in accordance with Acquirer’s reasonable requirements.

3.             Merchant Customer Service

(a)           GPPC will provide first level support (only) to Acquirer Merchants regarding Non-DCC services, which shall mean initial inbound telephonic or written troubleshooting.  Planet Payment’s PWeb system will enable GPPC to provide the information needed to resolve most Merchant inquiries relating to financial aspects of their Non-DCC Transactions.  If there are questions regarding Non-DCC Transaction processing that GPPC cannot answer, GPPC will liaise with Planet Payment to report and resolve the inquiry.  Planet Payment will make a designated operations point of contact available for such purpose 24 hours a day 7 days a week and the parties will agree on a process for receiving, tracking, and resolving customer inquiries with GPPC.

(b)          GPPC shall also provide first-level POS terminal help desk support (initial inbound telephonic or written troubleshooting) for Acquirer Merchants who have problems regarding the functionality or connectivity of their POS terminals.  Planet Payment’s PWEB system will enable GPPC to provide the information needed to resolve most Merchant inquiries.  If there are questions regarding POS terminals that GPPC cannot answer, GPPC will liaise with Planet Payment to report and resolve the inquiry.  Planet Payment will make a designated POS terminal specialist point of contact available for such purpose 24 hours a day 7 days a week and the parties will agree on a process for receiving, tracking, and resolving POS terminal issues and inquiries with the GPPC.

4.             Reporting.  Planet Payment will provide (to Acquirer, GPPC, and/or Merchant, as applicable) all reports agreed to be produced under the Agreement as applicable to Non-DCC Transactions processed hereunder, in the same manner and with the same frequency as reports provided for DCC Transactions.  Planet Payment shall also calculate, track, and make reports available to Acquirer and GPPC detailing all Non-DCC Transaction fees owed to Planet Payment under this Amendment.

5.             Fees.  For each [*] authorized, cleared, and settled by Planet Payment under this Amendment (or cleared and settled only in the case of refunds or credit Transactions), Acquirer shall pay Planet Payment [*], which shall be paid in the same manner and frequency as Planet Payment Revenue is paid under the Agreement.  This price is based on the use of a Transaction network other than Planet Payment’s, in order to route Transactions from the POS to the Planet Payment Platform and additional charges will apply if Planet Payment’s network is to be used for such purpose, in an amount to be agreed by the parties prior to any such use.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.             Term and Termination.  This Amendment shall commence on the Amendment Effective Date and shall continue until terminated as provided herein or until the termination of the Agreement, whichever is earlier.  This amendment may be terminated by GPPC at any time upon written notice to Planet Payment, at which time Planet Payment will, as soon as reasonably practicable, begin routing all Non-Approved Transactions and Opt Out Transactions to Acquirer for authorization, clearing, and settlement as provided in Sections 2.3 and 2.5 of the Agreement, respectively.  Planet Payment may terminate this Amendment solely by providing not less than 90 days prior written notice to GPPC, unless otherwise agreed by GPPC in writing.

7.             Miscellaneous.  Except as otherwise specified in the Agreement, the parties agree that all terms and conditions in the Agreement shall apply with equal force and meaning to Non-DCC Transactions.  Except to the extent specifically supplemented and amended herein, all terms and conditions set forth in the Agreement shall remain unchanged, shall continue in full force and effect, and shall apply to the provisions of this Amendment.  To the extent that any terms in this Amendment conflict with any terms set forth in the Agreement with respect to Non-DCC Transactions, the terms set forth in this Amendment shall be controlling.

AS WITNESS the signatures of the duly authorized representatives of each party.

DATED AND EFFECTIVE as of the Amendment Effective Date.

GLOBAL PAYMENTS ASIA PACIFIC PROCESSING COMPANY LIMITED

By:	/s/ Carl Williams

Name: Carl Williams

Title: President

PLANET PAYMENT (HONG KONG) LTD.

By:	/s/ Graham Arad

Name: Graham Arad

Title: Director

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ASSIGNMENT AND ASSUMPTION AGREEMENT
(CHINA)

This Assignment and Assumption Agreement (this “Assignment”) is entered into by and among Global Payments Asia-Pacific Processing Company Limited, a Hong Kong limited company (“GP Processing”), Global Payments Asia-Pacific (Shanghai) Limited, a company registered in the People’s Republic of China (“GPSH”), and Planet Payment (Hong Kong) Ltd., a Hong Kong limited company (“Planet”).

RECITALS

A.                                   GPSH is currently a party to an arrangement with The Hong Kong and Shanghai Banking Corporation Limited (“HSBC”) under which HSBC, acting as acquirer, provides certain merchant acquiring and card processing services to merchants in the People’s Republic of China who have entered into card processing service agreements with HSBC (“Acquirer Merchants”), and GPSH provides certain advisory and consultancy services related to sales and marketing to the Acquirer Merchants, and other services related to HSBC’s merchant acquiring and card processing services;

B.                                     On behalf of its affiliate, GPSH, GP Processing entered into a Service Agreement with Planet dated 10 March 2008, as amended (the “Service Agreement”), pursuant to which Planet performs certain dynamic currency conversion services for the Acquirer Merchants; and

C.                                     GP Processing now desires to assign all of its rights and obligations under the Service Agreement to GPSH, and GPSH agrees to assume all of such rights and obligations, subject to Section 19.1 of the Service Agreement and the terms set forth herein.

In consideration of the foregoing recitals and the premises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.                                       Assignment of Service Agreement. Effective as of 1 May 2008 (the “Effective Date”), GP Processing assigns, transfers and sets over to GPSH all of GP Processing’s right, title, and interest in, to, and under the Service Agreement.

2.                                       Assumption of Obligations by GPSH. GPSH hereby accepts the foregoing assignment and assumes, prospectively and as of the Effective Date, all of GP Processing’s obligations under the Service Agreement. On and after the Effective Date, GPSH agrees to be bound by each and every term of the Service Agreement as it applies to GPSH and agrees to perform all of its obligations under the Service Agreement.

3.                                       Consent by Planet. Planet hereby consents to the assignment and assumption of the Agreement as set forth in this Assignment, subject to the terms and conditions set forth herein, but such consent shall not operate as a consent or waiver of any of Planet’s rights in relation to any further or other assignment of the Agreement

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4.                                       GPSH is an Affiliate of GP Processing. GP Processing hereby warrants and represents to Planet that, as of the Effective Date and the date that this Assignment is entered into by the parties, GPSH is an “Affiliate” of GP Processing, as such term is defined in the Service Agreement.

5.                                       GP Processing Remains Responsible. Pursuant to Section 19.1 of the Service Agreement, GP Processing acknowledges that it shall remain responsible to Planet for the performance of all obligations, acts, and omissions by GPSH under the Service Agreement.

6.                                       Indemnification of GP Processing. GPSH agrees to indemnify and hold harmless GP Processing from any and all claims, demands, liabilities, or expenses that are asserted against or are incurred by GP Processing and arise on and after the Effective Date with respect to the Service Agreement, except to the extent that such claims, demands, liabilities, or expenses are due to GP Processing’s own actions or inactions.

7.                                       Indemnification of Planet. GPSH shall be liable to and shall indemnify and hold Planet and its employees, representatives, successors and permitted assigns harmless from and against ail taxes, duties and other governmental charges, or withholding obligations of every description, that are imposed on Planet’s Service Agreement income or revenue accrued between the Effective Date and 31 March 2009, inclusive, which arise as a direct result of the assignment of the Agreement described hereunder and were not imposed on Planet prior to the Effective Date (collectively, the “Indemnified Amounts”). In addition, GPSH shall be liable to and shall indemnify Planet for any reasonable professional fees and charges associated with any Indemnified Amounts, provided that such fees and charges are not related to the assignment of the Agreement generally, but instead are a direct result of this Assignment being dated effective as of the Effective Date rather than 31 March 2009 (i.e., GPSH will only be liable under this sentence if such fees and charges would not have been incurred if this Assignment were dated effective as of 31 March 2009).

8.                                       No Effect on Service Agreement. This Assignment shall not affect any of the terms and conditions of the Service Agreement, which shall remain in full force and effect.

9.                                       No Waiver. No term or provision of this Assignment shall be deemed waived and no breach consented to or excused, unless such waiver or consent shall be in writing and signed by an individual authorized to so waive or consent. Any consent by either party to, or waiver of, a breach by the other whether expressed or implied, shall not constitute a consent to, waiver of, or excuse of, any other breach or any subsequent breach, except as may be expressly provided in the waiver or consent.

10.                                 Further Acts. GPSH, GP Processing, and Planet agree to perform any further acts and to execute any further documents as are reasonable and necessary to give effect to this Assignment and the intent of the parties hereunder.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized officers and to be effective as of the Effective Date.

GLOBAL PAYMENTS ASIA-PACIFIC PROCESSING COMPANY LIMITED

By:	/s/ authorized signatory

Its:	Corporate Secretary

Date:	14 May 2009

GLOBAL PAYMENTS ASIA-PACIFIC (SHANGHAI) LIMITED

By:	/s/ Ian D. Courtage

Its:	Executive Director

Date:	14 May 2009

PLANET PAYMENTS (HONG KONG) LTD.

By:	/s/ Graham Arad

Its:	Director

Date:	14 May 2009

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ASSIGNMENT AND ASSUMPTION AGREEMENT
(CHINA)

This Assignment and Assumption Agreement (this “Assignment”) is entered into by and among Global Payments Asia-Pacific Processing Company limited, a Hong Kong limited company (“GP Processing”), Global Payments Asia-Pacific (Shanghai) Limited, a company registered in the People’s Republic of China (“GPSH”), and Planet Payment (Hong Kong) Ltd., a Hong Kong limited company (“Planet”).

RECITALS

A.                                   GPSH is currently a party to an arrangement with The Hong Kong and Shanghai Banking Corporation Limited (“HSBC”) under which HSBC, acting as acquirer, provides certain merchant acquiring and card processing services to merchants in the People’s Republic of China who have entered into card processing service agreements with HSBC (“Acquirer Merchants”), and GPSH provides certain advisory and consultancy services related to sales and marketing to the Acquirer Merchants, and other services related to HSBC’s merchant acquiring and card processing services;

B.                                     On behalf of its affiliate, GPSH, GP Processing entered into a Service Agreement with Planet dated 10 March 2008, as amended (the “Service Agreement”), pursuant to which Planet performs certain dynamic currency conversion services for the Acquirer Merchants; and

C.                                     GP Processing now desires to assign all of its rights and obligations under the Service Agreement to GPSH, and GPSH agrees to assume all of such rights and obligations, subject to Section 19.1 of the Service Agreement and the terms set forth herein.

In consideration of the foregoing recitals and the premises and covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.                                       Assignment of Service Agreement.  Effective as of 1 May 2008 (the “Effective Date”), GP Processing assigns, transfers and sets over to GPSH all of GP Processing’s right, title, and interest in, to, and under the Service Agreement.

2.                                       Assumption of Obligations by GPSH.  GPSH hereby accepts the foregoing assignment and assumes, prospectively and as of the Effective Date, all of GP Processing’s obligations under the Service Agreement.  On and after the Effective Date, GPSH agrees to be bound by each and every term of the Service Agreement as it applies to GPSH and agrees to perform all of its obligations under the Service Agreement.

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3.                                       Consent by Planet.  Planet hereby consents to the assignment and assumption of the Agreement as set forth in this Assignment, subject to the terms and conditions set forth herein, but such consent shall not operate as a consent or waiver of any of Planet’s rights in relation to any further or other assignment of the Agreement.

4.                                       GPSH is an Affiliate of GP Processing.  GP Processing hereby warrants and represents to Planet that, as of the Effective Date and the date that this Assignment is entered into by the parties, GPSH is an “Affiliate” of GP Processing, as such term is defined in the Service Agreement.

5.                                       GP Processing Remains Responsible.  Pursuant to Section 19.1 of the Service Agreement, GP Processing acknowledges that it shall remain responsible to Planet for the performance of all obligations, acts, and omissions by GPSH under the Service Agreement.

6.                                       Indemnification of GP Processing.  GPSH agrees to indemnify and hold harmless GP Processing from any and all claims, demands, liabilities, or expenses that are asserted against or are incurred by GP Processing and arise on and after the Effective Date with respect to the Service Agreement, except to the extent that such claims, demands, liabilities, or expenses are due to GP Processing’s own actions or inactions.

7.                                       Indemnification of Planet.  GPSH shall be liable to and shall Indemnify and hold Planet and its employees, representatives, successors and permitted assigns harmless from and against .all taxes, duties and other governmental charges, or withholding obligations of every description, that are imposed on Planet’s Service Agreement income or revenue accrued between the Effective Date and 31 March 2009, inclusive, which arise as a direct result of the assignment of the Agreement described hereunder and were not imposed on Planet prior to the Effective Date (collectively, the “Indemnified Amounts”).  In addition, GPSH shall be liable to and shall indemnify Planet for any reasonable professional fees and charges associated with any Indemnified Amounts, provided that such fees and charges are not related to the assignment of the Agreement generally, but instead are a direct result of this Assignment being dated effective as of the Effective Date rather than 31 March 2009 (i.e., GPSH will only be liable under this sentence if such fees and charges would not have been incurred if this Assignment were dated effective as of 31 March 2009).

8.                                       No Effect on Service Agreement.  This Assignment shall not affect any of the terms and conditions of the Service Agreement, which shall remain in full force and effect.

9.                                       No Waiver.  No term or provision of this Assignment shall be deemed waived and no breach consented to or excused, unless such waiver or consent shall be in writing and signed by an individual authorized to so waive or consent.  Any consent by either party to, or waiver of, a breach by the other whether expressed or implied, shall not constitute a consent to, waiver of, or excuse of, any other breach or any subsequent breach, except as may be expressly provided in the waiver or consent.

10.                                 Further Acts.  GPSH, GP Processing, and Planet agree to perform any further acts and to execute any further documents as are reasonable and necessary to give effect to this Assignment and the intent of the parties hereunder.  ·

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized officers and to be effective as of the Effective Date.

GLOBAL PAYMENTS ASIA-PACIFIC PROCESSING COMPANY LIMITED

By:	/s/ Authorized Signatory

Its:	Corporate Secretary

Date:	14 May 2009

GLOBAL PAYMENTS ASIA-PACIFIC (SHANGHAI) LIMITED

By:	/s/ Ian D. Courtrage

Its:	Executive Director

Date:	14 May 2009

PLANET PAYMENT (HONG KONG) LTD.

By:	/s/ Graham Arad

Its:	Director

Date:	14 May 2009

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